                                                                     Exhibit 4.2


--------------------------------------------------------------------------------

                            RSL COMMUNICATIONS PLC,
                                   as Issuer,

                            RSL COMMUNICATIONS, LTD.,
                                  as Guarantor,

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                         ------------------------------

                             Senior Notes Indenture

                           Dated as of October 3, 1996

                         ------------------------------

                          12 1/4% Senior Notes due 2006

--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

TIA Sections                                                Indenture Sections
------------                                                ------------------

ss 310(a)(1) ...............................................       7.10
      (a)(2) ...............................................       7.10
      (b) ..................................................       7.08
ss 313(c) ..................................................       7.06
ss 314(a) ..................................................       4.18
      (a)(4) ...............................................       4.19
ss 315(b) ..................................................       7.05
ss 316(a)(1)(A) ............................................       6.05
      (a)(1)(B) ............................................       6.04
      (b) ..................................................       6.07
ss 317(a)(1) ...............................................       6.08
      (a)(2) ...............................................       6.09


----------
Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

RECITALS OF THE ISSUER .....................................................   1

                                ARTICLE ONE
                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions ..................................................   1
SECTION 1.02. Incorporation by Reference of Trust Indenture Act ............  23
SECTION 1.03. Rules of Construction ........................................  23

                                ARTICLE TWO
                                 THE NOTES

SECTION 2.01. Form and Dating ..............................................  24
SECTION 2.02. Execution and Authentication .................................  26
SECTION 2.03. Registrar and Paying Agent ...................................  26
SECTION 2.04. Holders to Be Treated as Owners; Payments of Interest ........  27
SECTION 2.05. Paying Agent to Hold. Money in Trust .........................  28
SECTION 2.06. Holder Lists .................................................  28
SECTION 2.07. Transfer and Exchange ........................................  28
SECTION 2.08. Replacement Notes ............................................  41
SECTION 2.09. Outstanding Notes ............................................  42
SECTION 2.10. Treasury Notes ...............................................  42
SECTION 2.11. Temporary Notes ..............................................  42
SECTION 2.12. Cancellation .................................................  42
SECTION 2.13. Defaulted Interest ...........................................  43
SECTION 2.14. CUSIP, CINS or ISIN Number ...................................  43
SECTION 2.15. Deposit of Moneys ............................................  43

                               ARTICLE THREE
                                REDEMPTION

SECTION 3.01. Right of Redemption ..........................................  44
SECTION 3.02. Notices to Trustee ...........................................  44
SECTION 3.03. Selection of Notes to Be Redeemed ............................  45
SECTION 3.04. Notice of Redemption .........................................  45
SECTION 3.05. Deposit of Redemption Price ..................................  46
SECTION 3.06. Payment of Notes Called for Redemption .......................  46
SECTION 3.07. Notes Redeemed in Part .......................................  47

----------

Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01. Payment of Notes .............................................  47
SECTION 4.02. Additional Amounts ...........................................  47
SECTION 4.03. Limitation on Indebtedness ...................................  48
SECTION 4.04. Limitation on Restricted Payments ............................  51
SECTION 4.05. Limitation on Dividend and Other Payment
                 Restrictions Affecting Restricted Subsidiaries ............  54
SECTION 4.06. Limitation on the Issuance of Capital Stock
                 of Restricted Subsidiaries ................................  55
SECTION 4.07. Limitation on Issuances of Guarantees
                 by Restricted Subsidiaries ................................  55
SECTION 4.08. Limitation on Transactions with Shareholders
                 and Affiliates ............................................  56
SECTION 4.09. Limitation on Liens ..........................................  57
SECTION 4.10. Limitation on Sale-Leaseback Transactions ....................  58
SECTION 4.11. Limitation on Asset Sales ....................................  58
SECTION 4.12. Limitation on the Shareholder Standby Facility ...............  59
SECTION 4.13. Repurchase of Notes upon a Change of Control .................  59
SECTION 4.14. Existence ....................................................  59
SECTION 4.15. Payment of Taxes and Other Claims ............................  59
SECTION 4.16. Maintenance of Properties and Insurance ......................  60
SECTION 4.17. Notice of Defaults ...........................................  60
SECTION 4.18. Compliance Certificates ......................................  60
SECTION 4.19. Commission Reports and Reports to Holders ....................  61
SECTION 4.20. Waiver of Stay, Extension or Usury Laws ......................  61
SECTION 4.21. Listing the Notes on An Exchange .............................  62

                               ARTICLE FIVE
                           SUCCESSOR CORPORATION

SECTION 5.01. Consolidation, Merger and Sale of Assets .....................  62
SECTION 5.02. Successor Substituted ........................................  63

                                ARTICLE SIX
                           DEFAULT AND REMEDIES

SECTION 6.01. Events of Default ............................................  64
SECTION 6.02. Acceleration .................................................  65
SECTION 6.03. Other Remedies ...............................................  65
SECTION 6.04. Waiver of Past Defaults ......................................  66
SECTION 6.05. Control by Majority ..........................................  66
SECTION 6.06. Limitation on Suits ..........................................  66
SECTION 6.07. Rights of Holders to Receive Payment .........................  67
SECTION 6.08. Collection Suit by Trustee ...................................  67
SECTION 6.09. Trustee May File Proofs of Claim .............................  67
SECTION 6.10. Priorities ...................................................  68

SECTION 6.11. Undertaking for Costs ........................................  68
SECTION 6.12. Restoration of Rights and Remedies ...........................  68
SECTION 6.13. Rights and Remedies Cumulative ...............................  68
SECTION 6.14. Delay or Omission Not Waiver .................................  69

                                 ARTICLE SEVEN
                                    TRUSTEE

SECTION 7.01. General ......................................................  69
SECTION 7.02. Certain Rights of Trustee ....................................  69
SECTION 7.03. Individual Rights of Trustee .................................  70
SECTION 7.04. Trustee's Disclaimer .........................................  70
SECTION 7.05. Notice of Default ............................................  71
SECTION 7.06. Reports by Trustee to Holders ................................  71
SECTION 7.07. Compensation and Indemnity ...................................  71
SECTION 7.08. Replacement of Trustee .......................................  72
SECTION 7.09. Successor Trustee by Merger, Etc. ............................  73
SECTION 7.10. Eligibility ..................................................  73
SECTION 7.11. Money Held in Trust ..........................................  73
SECTION 7.12. Withholding Taxes ............................................  73

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Issuer's Obligations ..........................  74
SECTION 8.02. Defeasance and Discharge of Indenture ........................  75
SECTION 8.03. Defeasance of Certain Obligations ............................  77
SECTION 8.04. Application of Trust Money ...................................  79
SECTION 8.05. Repayment to Issuer ..........................................  79
SECTION 8.06. Reinstatement ................................................  79
SECTION 8.07. Insiders .....................................................  79

                                  ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders ...................................  80
SECTION 9.02. With Consent of Holders ......................................  80
SECTION 9.03. Revocation and Effect of Consent .............................  81
SECTION 9.04. Notation on or Exchange of Notes .............................  82
SECTION 9.05. Trustee to Sign Amendments, Etc. .............................  82
SECTION 9.06. Conformity with Trust Indenture Act ..........................  82

                                  ARTICLE TEN
                                    SECURITY

SECTION 10.01. Security ....................................................  82

                                 ARTICLE ELEVEN
                             GUARANTEE OF SECURITIES

SECTION 11.0l. Guarantee ...................................................  84
SECTION 11.02. Obligations Unconditional ...................................  85
SECTION 11.03. Notice to Trustee ...........................................  85
SECTION 11.04. This Article Not to Prevent Events of Default ...............  86
SECTION 11.05. Net Worth Limitation ........................................  86

                                 ARTICLE TWELVE
                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act of 1939 .................................  86
SECTION 12.02. Notices .....................................................  86
SECTION 12.03. Certificate and Opinion as to Conditions Precedent ..........  87
SECTION 12.04. Statements Required in Certificate or Opinion ...............  88
SECTION 12.05. Rules by Trustee, Paying Agent or Registrar .................  88
SECTION 12.06. Agent for Service; Submission to Jurisdiction;
                    Waiver of Immunities ...................................  88
SECTION 12.07. Payment Date Other Than a Business Day ......................  89
SECTION 12.08. Governing Law ...............................................  89
SECTION 12.09. No Adverse Interpretation of Other Agreements ...............  89
SECTION 12.10. No Recourse Against Others ..................................  89
SECTION 12.11. Successors ..................................................  89
SECTION 12.12. Duplicate Originals .........................................  90
SECTION 12.13. Separability ................................................  90
SECTION 12.14. Table of Contents, Headings, Etc. ...........................  90

EXHIBIT A      Form of Global Note ......................................... A-1
EXHIBIT B      Form of Definitive Registered Note .......................... B-1
EXHIBIT C      Form of Certificate of Transfer ............................. C-1
EXHIBIT D      Form of Certificate of Exchange ............................. D-1
EXHIBIT E      Form of Certificate from Acquiring
                 Institutional Accredited Investor ......................... E-1
EXHIBIT F      Subsidiary Guarantee ........................................ F-1
EXHIBIT G      Form of Pledge Agreement .................................... G-1

            INDENTURE, dated as of October 3,1996, between RSL COMMUNICATIONS PLC, a United Kingdom corporation, as issuer (the "Issuer"), RSL COMMUNICATIONS, LTD., a Bermuda corporation, as guarantor (including its successors and assigns, the ("Guarantor"), and THE CHASE MANHATTAN BANK, as trustee (the "Trustee").

                             RECITALS OF THE ISSUER

            The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $300,000,000 aggregate principal amount of the Issuer's 12 1/4 % Senior Notes due 2006 as well as the Exchange Notes (collectively, the "Notes") issuable as provided in this Indenture and for the issuance of Exchange Notes. Pursuant to the terms of a Placement Agreement dated as of September 30, 1996 (the "Placement Agreement") between the Issuer, the Guarantor and Morgan Stanley & Co. Incorporated, as the manager for itself and the other placement agents therein (the "Manager"), the Issuer has agreed to issue and sell 300,000 units (collectively, the "Units"), each Unit consisting of $1,000 principal amount of the Notes and one warrant (the "Warrants") to purchase initially 1.815 shares of Class A Common Stock, par value $.01 per share, of the Guarantor (the "Class A Common Stock"), issuable pursuant to the terms of a Warrant Agreement dated as of the date hereof (the "Warrant Agreement") between the Guarantor and The Chase Manhattan Bank, as the warrant agent (the "Warrant Agent"). The Notes will be secured pursuant to the terms of a Pledge Agreement (as defined herein) by Government Securities as provided by Article Ten of this Indenture. All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantor, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes and the Note Guarantee, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer and the Guarantor, respectively, the valid obligations of the Issuer as hereinafter provided.

            This Indenture is subject to, and shall be governed by, the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the United States Trust Indenture Act of 1939, as amended.

            For and in consideration of the premises and the purchase of the Notes by the Holders thereto it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "144A Book-Entry Interests" means the Book-Entry Interests in the 144A Global Note.

            "144A Global Note" means the Global Note bearing the Private Placement Legend in bearer form without interest coupons that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A and deposited with the Book-Entry Depositary pursuant to the terms of the Deposit Agreement.

            "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Indebtedness.

            "Additional Amounts" has the meaning provided in Section 4.02.

            "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Guarantor or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 below (and, in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 below, any amount paid or accrued as dividends on Preferred Stock of the Guarantor or any Restricted Subsidiary owned by Persons other than the Guarantor and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

            "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

            "Applicable Procedures" means, with respect to any transfer or exchange of Book-Entry Interests, the rules and procedures of the Book-Entry Depositary, the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

            "Asset Acquisition" means (i) an investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such acquisition.

            "Asset Disposition" means the sale or other disposition by the Guarantor or any of its Restricted Subsidiaries (other than to the Guarantor or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Guarantor or (ii) all or substantially all of the assets that constitute a division or line of business of the Guarantor or any of its Restricted Subsidiaries.

            "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of the Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Guarantor; provided that "Asset Sale" shall not include
(a) sales or other dispositions of
inventory, receivables and other current assets or obsolete or outdated equipment; provided that each such sale or other disposition or series of such sales or other dispositions shall not involve assets that are material to the business of the Guarantor and its Restricted Subsidiaries, taken as a whole, (b) transfers of up to 25% of the Common Stock of RSLC Prepaid, Inc. to Marvin Josephson and transfers of up to 15% of the Common Stock of Global Information Systems, Inc., in each case provided that the consideration received has a value equal to the fair market value of the Common Stock so transferred, (c) a transfer of assets to the extent the consideration received (1) is equal to the fair market value of the assets transferred and (2) takes the form of Investments described in clause (iv) of the definition of Permitted Investment or (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received consists of assets used or useful in the telecommunications business and would satisfy clause (B) of Section 4.11 below.

            "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

            "Board of Directors" means the Board of Directors of the Guarantor or any committee of such Board of Directors duly authorized to act with respect to this Indenture from time to time.

            "Board Resolution" means a copy of a resolution, certified by any Director of the Issuer or the Secretary or Assistant Secretary of the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Book-Entry Depositary" means The Chase Manhattan Bank in its capacity as book-entry depositary pursuant to the terms of the Deposit Agreement.

            "Book-Entry Interest" means an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the Depositary (with respect to the Participants) and its Participants.

            "Business Day" means a day (other than a Saturday or Sunday) on which DTC, Euroclear, Cedel and banks in New York are open for business.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

            "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

            "Cedel" means Cedel Bank, societe anonyme.

            "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Guarantor, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of the Guarantor, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of the Issuer is not beneficially owned by the Guarantor.

            "Chief Executive Officer" means the chief executive officer of the Guarantor.

            "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

            "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated, whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Closing Date and includes, without limitation, all series and classes of such common stock or ordinary shares.

            "Closing Date" means the date on which the Notes are originally issued under the Indenture.

            "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

            "Consolidated Indebtedness" means the aggregate amount of Indebtedness of the Guarantor and its Restricted Subsidiaries on a consolidated basis.

            "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Guarantor or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

            "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Guarantor and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Guarantor have been filed with the Commission pursuant to the "Commission Reports and

Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to (x) any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), to the extent such Indebtedness is outstanding on the Transaction Date, and (y) any Indebtedness that was outstanding during such Reference Period but that is not outstanding or is to be repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is, in the good faith opinion of the Board of Directors, available.

            "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Guarantor or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 450 West 33rd Street, New York, New York 10001-2697.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary against fluctuations in currency values.

            "Debt Securities" means any debt security issued pursuant to an indenture, fiscal agency agreement or other similar agreement and distributed on the date of issuance thereof on an underwritten or agented basis by an underwriter or placement agent pursuant to a registration statement filed under the Securities Act or one or more exemptions pursuant to
Section 4(2) of the Securities Act or Rule 144A or Regulation S under the Securities Act (including Eurobond offerings) or offerings exclusively within the United Kingdom.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Registered Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit B hereto.

            "Deposit Agreement" means the Note Deposit Agreement, dated as of the date hereof, between the Issuer and The Chase Manhattan Bank, as Book-Entry Depositary, with respect to the Global Notes, as amended from time to time in accordance with the terms thereof.

            "Depositary" shall mean The Depository Trust Company, its nominees and their respective successors.

            "Depositary Interest" means a certificateless depositary interest representing a 100% beneficial interest in a Global Note.

            "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.13 below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to Sections
4.11 and 4.13 below.

            "DTC" means the Depositary Trust Company.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

            "Event of Default" has the meaning provided in Section 6.01.

            "Excess Proceeds" has the meaning provided in Section 4.11.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the notes issued in the Exchange Offer pursuant to Section 2.07(f).

            "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

            "Existing Stockholders" means (i) R.S. Lauder, Gaspar & Co., L.P. ("LGC"), (ii) partners in LGC and Lauder Gaspar Ventures LLC ("LGV") and LGV and their Affiliates, in each case as of the Closing Date, (iii) Ithhak Fisher, Ronald S. Lauder, Leonard Lauder, Jacob Z. Schuster, Nir Tarlovsky, Nesim N. Bildirici, Andrew Gaspar and Eugene Sekulow, (iv) family members of any of the foregoing, (v) trusts, the only beneficiaries of which are persons or entities described in clauses (i) through (iv) above and (vi) partnerships which are controlled by the persons or entities described in clauses (i) through (iv) above.

            "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion No. 16.

            "Global Note" means each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) hereof.

            "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

            "Guarantor" means RSL Communications, Ltd. and its successors and assigns.

            "Holder" means (a) in the case of any Global Note, the bearer thereof, which shall initially be the Book-Entry Depositary, and (b) in the case of any Definitive Registered Note, the Person in whose name such Note is registered in the Register.

            "IAI Book-Entry Interests" means the Book-Entry Interests in the IAI Global Note.

            "IAI Global Note" means the Global Note bearing the Private Placement Legend in bearer form without interest coupons that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors and deposited with the Book-Entry Depositary pursuant to the terms of the Deposit Agreement.

            "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Guarantor; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (i) or (ii) above or clause (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B)the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness,
(B) that Indebtedness shall not include any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest that will be payable on such related Indebtedness and
(C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

            "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

            "Indirect Participant" means a Person who holds an interest through a Participant.

            "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Interest Payment Date" means each semiannual interest payment date of May 15 and November 15 of each year, commencing May 15, 1997.

            "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Issuer or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Issuer and its Restricted Subsidiaries that bears interest at floating rates.

            "Interest Rate Protection Obligation" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Guarantor or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section
4.06 below. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04 below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Guarantor or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Guarantor or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. Notwithstanding the foregoing, an acquisition of assets (including, without limitation, Capital Stock or rights to acquire Capital Stock) by the Guarantor or any of its Restricted Subsidiaries shall be deemed not to be an Investment to the extent that the consideration therefor consists of Common Stock of the Guarantor.

            "Issuer" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means such successor.

            "Issuer Order" means a written request or order signed in the name of the Issuer (i) by the Chairman of the Board, the Chief Executive Officer or a Director and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above m lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause
(ii) above.

            "ITG" means International Telecommunications Group, Ltd., a Delaware corporation, and its successors.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

            "Liquidated Damages" has the meaning provided in Section 2(f) of the Registration Rights Agreement.

            "Manager" means Morgan Stanley & Co. Incorporated, as manager for itself and the several other placement agents named in the Placement Agreement.

            "Maturity Date" means the Stated Maturity of the Notes.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary of the Guarantor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Non-U.S. Person" means a person who is not a U.S. Person.

            "Note Guarantee" means the Guarantee of the Notes by the Guarantor as provided for in the Indenture.

            "Notes" means the 12 1/4 % Senior Notes due 2006 of the Issuer issued pursuant to this Indenture, including the Exchange Notes.

            "Offer to Purchase" means an offer to purchase Notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

            "Officer" means, with respect to the Issuer or the Guarantor, (i) the Chairman of the Board, the Chief Executive Officer or any other Director of the Guarantor or (ii) the

Treasurer or any Assistant Treasurer, the Guarantor's Secretary or any Assistant Secretary of the Guarantor.

            "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e), if applicable.

            "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Issuer. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e), if applicable.

            "Other Qualified Notes" means any outstanding Indebtedness that ranks pari passu in right of payment with the Notes issued pursuant to an indenture or other agreement having a provision substantially similar to the provisions of Section 4.11.

            "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

            "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

            "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Issuer or a Subsidiary of the Issuer or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

            "Payment Date" means with respect to any Offer to Purchase, the date of purchase of the Notes pursuant thereto, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date a notice is mailed pursuant to such Offer to Purchase.

            "Permanent Regulation S Global Notes" means the permanent global Notes issued in exchange for one or more Temporary Regulation S Global Notes upon certification that the beneficial interests in such global Note are owned by either non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

            "Permitted Investment" means (i) an Investment in the Guarantor or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its

Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) notes and other evidences of Indebtedness, not to exceed $2 million at any one time outstanding; and (v) stock, obligations or securities received in satisfaction of judgments.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Guarantor or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property or any other asset acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03 below, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (2) to refinance any Indebtedness so secured, or (3) as Interest Rate Agreements and Currency Agreements relating solely to the Indebtedness described in clause (1) or (2) above, (b)the principal amount of the Indebtedness secured by such Lien as of the time of the Incurrence thereof does not exceed 100% of such cost and (c) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Guarantor or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Guarantor or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Guarantor or any Restricted Subsidiary of the Guarantor that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contacts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Guarantor or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Guarantor and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Placement Agreement" means the Placement Agreement dated September 30, 1996 between the Issuer, the Guarantor, the Manager and the other Placement Agents named therein.

            "Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Issuer with a portion of the proceeds from the sale of the Notes.

            "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of this Indenture, made by the Issuer in favor of the Trustee, governing the disbursement of funds from the Pledge Account, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Pledged Securities" means the securities originally purchased by the Issuer with a portion of the proceeds from the sale of the Notes, which shall consist of Government Securities, to be deposited in the Pledge Account, all in accordance with the terms of the Pledge Agreement.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.07(g)(i).

            "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Issuer or the Guarantor pursuant to an effective registration statement under the Securities Act.

            A "Public Market" Shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Issuer or the Guarantor has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

            "Register" has the meaning provided in Section 2.03.

            "Registrar" has the meaning provided in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof between the Issuer, the Guarantor, the Manager and the other placement agents named in the Placement Agreement.

            "Registration Statement" means the registration statement(s) as defined and described in the Registration Rights Agreement.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Book-Entry Interests" means the Book-Entry Interests in the Regulation S Global Note.

            "Related Person" means any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Guarantor and any Affiliate of the Guarantor or any Restricted Subsidiary.

            "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Book-Entry Interest" means the 144A Book-Entry Interests, the Regulation S Book-Entry Interests and the IAI Book-Entry Interests.

            "Restricted Definitive Registered Note" means a Definitive Registered Note bearing the Private Placement Legend.

            "Restricted Global Notes" means the 144A Global Note, the Regulation S Global Note and the IAI Global Note, each of which shall bear the Private Placement Legend.

            "Restricted Payments" has the meaning provided in Section 4.04.

            "Restricted Subsidiary" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Separation Date" means the earliest of (i) the date that is 180 days following the Closing Date, (ii) the commencement of the Exchange Offer and
(iii) the effective date of a shelf registration statement with respect to the Notes.

            "Shareholder Standby Facility" means the contractual obligation of Ronald S. Lauder, pursuant to a written agreement dated as of the Closing Date, to lend $35 million to the Guarantor or cause a bank to lend $35 million to the Guarantor and to personally guarantee such bank loan and also means such loan.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Guarantor for such fiscal year.

            "S&P" means Standard & Poor's Ratings Group and its successors.

            "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Subordinated Shareholder Loan" means the $35 million loan from Ronald S. Lauder to the Guarantor that was paid in full on the Closing Date.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

            "Subsidiary Guarantee" means the Guarantee of the Notes by any Subsidiary of the Issuer substantially in the form of Exhibit F hereto.

            "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

            "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

            "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least "A" by S&P or Moody's and (vi) time deposits, certificates of deposit, bank promissory notes and bankers' acceptances maturing not more than 180 days after the acquisition thereof and guaranteed or issued by any of the ten largest banks (based on assets as of the immediately preceding December 31) organized under the laws of any jurisdiction in which one of the Restricted Subsidiaries does business and which are not under intervention, bankruptcy or similar proceeding, not to exceed $10 million outstanding at any one time.

            "Temporary Regulation S Global Note" means the Global Note bearing the Private Placement Legend in bearer form without interest coupons, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S and deposited with the Book-Entry Depositary pursuant to the terms of the Deposit Agreement.

            "TIA" or "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

            "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year of the incurrence thereof.

            "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Guarantor or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

            "Units" has the meaning provided in the recitals to this Indenture.

            "Unrestricted Book-Entry Interest" means a Book-Entry Interest in the Unrestricted Global Note.

            "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Guarantor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary; provided that (A) any Guarantee by the Guarantor or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an

"Incurrence" of such Indebtedness and an "Investment" by the Guarantor or such Restricted Subsidiary (or both, if applicable) at the time of such designation;
(B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04 below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation
(x) the Guarantor could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03 below and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

            "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act.

            "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            "Warrants" means the warrants to purchase Class A Common Stock of the Guarantor issued as part of a unit with the Notes.

            "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

            (i)   a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii)  "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v)   provisions apply to successive events and transactions;

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (vii) all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of this Indenture unless otherwise indicated; and

            (viii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections of the Securities Act or rules adopted by the Commission from time to time.

                                   ARTICLE TWO
                                    THE NOTES

            SECTION 2.01. Form and Dating. (a) Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Temporary Regulation S Global Note will be exchangeable for one or more permanent Regulation S Global Notes (the "Permanent Regulation S Global Note" and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") as or after November 12, 1996 upon written certification that the beneficial interests in such global Note are owned by either non-U.S. persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the Registration Requirements or the Securities Act. Notes offered and sold to Institutional Accredited Investors who are not also QIBs shall be issued initially in the form of an IAI Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Unrestricted Global Notes representing Unrestricted Book-Entry Interests shall be issued initially in accordance with Sections 2.07(b)(iv), 2.07(d)(ii) and 2.07(f) and shall be deposited with the Book-Entry Depositary at its New York corporate trust office, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

            Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.07 hereof.

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to interests in the Regulation S Global Note that are held by the Participants through Euroclear or Cedel.

            Except as set forth in Section 2.07(a) hereof the Global Notes may be transferred, in whole and not in part, only to a successor of the Book-Entry Depositary.

            (b) Book-Entry Provisions. The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01 (b) and Section 2.02 hereof, authenticate and deliver the Global Notes to the Book-Entry Depositary.

            Upon receipt of the Restricted Global Notes and the Regulation S Global Note authenticated and delivered by the Trustee, the Book-Entry Depositary shall issue to the Depositary a Depositary Interest in such Global Note by recording the Depositary Interest in the register of the Book-Entry Depositary in the name of Cede & Co., as nominee of the Depositary. Ownership of Book-Entry Interests shall be limited to Participants, including Euroclear and Cedel, and Indirect Participants. Upon the issuance of the Depositary Interest in such Global Note to the Depositary, the Depositary shall credit, on its internal book-entry registration and transfer system, its Participant's accounts with the respective interests owned by such Participants.

            Neither the Depositary nor its Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Book-Entry Depositary, and the Book-Entry Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Liquidated Damages on the Global Notes and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositary or impair, as between the Book-Entry Depositary and the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

            (c) Note Forms. The provisions of the forms of Notes contained in Exhibits A and B hereto are incorporated herein by reference.

            (d) Dating. Each Note shall be dated the date of its authentication.

            SECTION 2.02 Execution and Authentication. Any director or officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. The Issuer's common seal may be reproduced on the Notes and may be in facsimile form.

            If the director whose manual or facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note nevertheless shall be valid.

            A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate Notes for original issue in an aggregate principal amount not to exceed $300,000,000 upon receipt of a certificate signed by any Officer of the Issuer directing the Trustee to authenticate the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000 except as provided in Section 2.08. The Global Notes shall be issuable only in bearer form and the Definitive Registered Notes shall be issuable only in registered form. The Notes shall be issued without coupons and only in denominations of U.S. $1,000 principal amount or any integral multiple thereof.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Issuer or with any of the Issuer's Affiliates.

            SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Definitive Registered Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent"), and an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register containing the names and addresses of all Holders (the "Register") and of the transfer and exchange of Definitive Registered Notes. Any notice to be given under this Indenture or under the Notes by the Trustee or the Issuer to Holders shall be mailed by first class mail to each Holder at his address as it appears at the time of such mailing in the Register and to the Holder of a Global Note at the address of the Book-Entry Depositary referred to in Section 12.02. The Issuer may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise provided herein, the Issuer or any Subsidiary thereof may act as Paying Agent. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

            The Issuer initially appoints the Corporate Trust Office of the Trustee in the Borough of Manhattan located at the address set forth in Section
12.02 as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

            SECTION 2.04. Holders to Be Treated as Owners; Payments of Interest.
(a) The Issuer, the Paying Agent, the Registrar, the Trustee and any agent of the Issuer, the Paying Agent, the Registrar or the Trustee may deem and treat each Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Liquidated Damages on such Note and for all other purposes. Neither the Issuer, the Paying Agent, the Registrar, the Trustee nor any agent of the Issuer, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

            (b) The Holder of a Definitive Registered Note at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Liquidated Damages, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Registered Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest or Liquidated Damages due on such Interest Payment Date, in which case such defaulted interest or Liquidated Damages shall be paid in accordance with Section 2.13; provided that, in the event of an exchange of a Definitive Registered Note for a beneficial interest in any Global Note subsequent to a Regular Record Date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of interest or Liquidated Damages payable on such payment date with respect to any such Definitive Registered Note shall be made to the Person in whose name such Definitive Registered Note was registered on such record date. Payments of interest on the Global Notes will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange of all or a portion of the Global Note for Definitive Registered Notes subsequent to the Regular Record Date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of interest or Liquidated Damages payable on such payment date with respect to the Definitive Registered Note shall be made to the Holder of the Global Note.

            (c) The Trustee shall pay interest to the extent funds therefore are available and Liquidated Damages, if any, to the Book-Entry Depositary, with respect to any Global Note held by the Book-Entry Depositary, in accordance with written instructions received from the Book-Entry Depositary at least five business days before the applicable Interest Payment Date.

            SECTION 2.05. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Liquidated Damages, if any, or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Unless the Issuer or any Subsidiary is the Paying Agent, money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a) or (b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Issuer or any Subsidiary of the Issuer acts as Paying Agent it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, Liquidated Damages, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, if any.

            SECTION 2.07. Transfer and Exchange. (a) Transfer and Exchange of Global Notes. Transfer of the Global Notes shall be by delivery. The Issuer and the Book-Entry Depositary have agreed that the Global Notes shall only be delivered in the circumstances described in Deposit Agreement. All Global Notes will be exchanged by the Issuer for Definitive Registered Notes if (i) the Book-Entry Depositary or the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary; (ii) the Book-Entry Depositary or the Issuer delivers to the Trustee notice that the Book-Entry Depositary is unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Book-Entry Depositary, (iii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Registered Notes and delivers a written notice to such effect to the Trustee; (iv) at any time after consummation of the Exchange Offer, if an Event of Default under this Indenture occurs, upon the request in writing delivered to the Depositary by the Book-Entry Depositary; or
(v) at any time after the consummation of the Exchange Offer, if the owner of a Book-Entry Interest requests such exchange in writing delivered to DTC and through DTC to the Book-Entry Depositary and the Trustee. Upon the occurrence of any of the preceding events, Definitive Registered Notes shall be issued in such names as the Book-Entry Depositary shall instruct the Trustee based on the instructions of the Depositary. Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or 2.11 hereof shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a). Additional Amounts otherwise payable pursuant to Section 4.02 hereof will not be payable if the Certificated Notes were issued pursuant to a transfer or exchange of Global Notes as described in this Section 2.07(a) unless the Definitive Registered Notes have been issued in exchange for the entire principal amount of Notes then outstanding.

            (b) Transfer and Exchange of Book-Entry Interests. The transfer and exchange of Book-Entry Interests shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. Book-Entry Interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with any such restrictions on transfer. Transfers of Book-Entry Interests shall also require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs as applicable:

            (i) All Transfers and Exchanges of Book-Entry Interests. In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in a Global Note to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Global Note), the transferor of such Book-Entry Interest must deliver to the Registrar either (A) (1) instructions given in accordance with the Applicable Procedures from a Participant or an Indirect Participant directing the Depositary to credit or cause to be credited a Book-Entry Interest in the specified Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Note to effect the transfer referred to in (1) and (2) above or (B) (1) instructions given in accordance with the Applicable Procedures from a Participant or an Indirect Participant directing the Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (2) instructions given by the Holder of the Global Note to effect the transfer referred to in (1) above.

            (ii) Transfer of Book-Entry Interests in the Same Restricted Global Note. Book-Entry Interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that transfer of a Book-Entry Interest in the IAI Global Note to another Institutional Accredited Investor shall be effected pursuant to Section 2.07(b)(iii)(C) hereof, and not this Section 2.07(b)(ii).

            (iii) Transfer of Book-Entry Interests to Another Restricted Global Note. Book-Entry Interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in another Restricted Global Note if the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            Book-Entry Interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            Book-Entry Interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            Book-Entry Interest in the IAI Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit C hereto, including the certification in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit C hereto, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act and such Book-Entry Interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of Exhibit E hereto.

            (iv) Transfer and Exchange of Book-Entry Interests in Restricted Global Note for Book-Entry Interests in Unrestricted Global Note. Book-Entry Interests in any Restricted Global Note may be exchanged by the holder thereof for a Book-Entry Interest in the Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating Broker
            Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such Book-Entry Interest in a
            Restricted Global Note proposes to exchange such Book-Entry Interest for a Book-Entry Interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (l)(a) thereof;

                        (2) if the holder of such Book-Entry Interest in a
            Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who shall take delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note, a certificate in the form of Exhibit C hereto, including the certification in item
            (4) thereof; and

                        (3) in each such case set forth in this paragraph (D),
            an Opinion of Counsel in form reasonably acceptable to the Issuer, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Book-Entry Interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Book-Entry Interests transferred pursuant to paragraph
      (B) above.

            (v) Notation by the Trustee of Transfer of Book-Entry Interests Among Global Notes. Upon satisfaction of the requirements for transfer of Book-Entry Interests pursuant to clauses (iii) or (iv) above, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Note from which the Book-Entry Interest is being transferred, and increase or cause to be increased the aggregate principal amount of the Global Note to which the Book-Entry Interest is being transferred, in each case, by the principal amount of the Book-Entry Interest being transferred and shall direct the Book-Entry Depositary to make corresponding adjustments in its book-entry system of the corresponding Depositary Interests. No transfer of Book-Entry Interests shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of Book-Entry Interests only when, the requirements for transfer of Book-Entry Interests pursuant to clause (iii) or (iv) above shall have been satisfied and the Registrar has made appropriate adjustments to the applicable Global Note in accordance with this paragraph.

            (c) Transfer or Exchange of Book-Entry Interests for Definitive Registered Notes.

            (i) If any holder of a Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interests for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                  (A) if the holder of such Book-Entry Interest in a Restricted
            Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

                  (B) if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                  (C) if such Book-Entry Interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                  (D) if such Book-Entry Interest is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Book-Entry Interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit E hereof and, to the extent required by item 3(d) of Exhibit C, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act and such Book-Entry Interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States;

                  (F) if such Book-Entry Interest is being transferred to the
            Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such Book-Entry Interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and direct the Book-Entry Depositary to make a corresponding reduction in its book-entry system of the corresponding Depositary Interests, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount; provided, however, that no Definitive Registered Notes shall be delivered until all applicable requirements set forth in this Section 2.07(c) shall have been satisfied. Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.07(c) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein unless:

                  (I) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (II) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (III) any such transfer is effected by a Participating Broker
            Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (IV) the Registrar receives the following:

                       (1) if the holder of such Book-Entry Interest in a
            Restricted Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; and

                       (2) if the holder of such Book-Entry Interest in a
            Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who will take delivery thereof in the form of a Definitive Registered Note that does not bear the Private Placement Legend, a certificate in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

                       (3) in each such case set forth in this paragraph (IV),
            an Opinion of Counsel in form reasonably acceptable to the Issuer, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Book-Entry Interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

            (ii) If any holder of a Book-Entry Interest in an Unrestricted Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon satisfaction of the conditions set forth in Section 2.O7(b)(i), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and direct the Book-Entry Depositary to make a corresponding reduction in its book-entry system of the corresponding Depositary Interests, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount. Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.07(c)(ii) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.07(c)(ii) shall not bear the Private Placement Legend.

            (d) Transfer or Exchange of Restricted Definitive Registered Notes for Book-Entry interests.

           (i) If any holder of Restricted Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in a Restricted Global Note or to transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                  (A) if the holder of such Restricted Definitive Registered
            Notes proposes to exchange such Notes for a Book-Entry Interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Registered Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                  (C) if such Definitive Registered Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the

            Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                  (D) if such Definitive Registered Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Definitive Registered Notes are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in the subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit E hereof and, to the extent required by item (3)(d) of Exhibit C, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act and such Book-Entry Interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States;

                  (F) if such Definitive Registered Notes are being transferred to the Issuer or one of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Definitive Registered Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Definitive Registered Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note and direct the Book-Entry Depositary to make a corresponding increase in its book-entry system of the corresponding Depositary Interest.

            (ii) A holder of Restricted Definitive Registered Notes may exchange such Notes for a Book-Entry Interest in the Unrestricted Global Note or transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Note only:

                 (A) if such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating Broker
            Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) upon receipt by the Registrar of the following
            documentation (all of which may be submitted by facsimile):

                       (1) if the holder of such Restricted Definitive
            Registered Notes proposes to exchange such Notes for a Book-Entry Interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (l)(c) thereof;

                       (2) if the holder of such Restricted Definitive
            Registered Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Note, a certificate in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

                       (3) in each such case set forth in this paragraph (D), an
            Opinion of Counsel in form reasonably acceptable to the Issuer, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Book-Entry Interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Registered Notes transferred pursuant to paragraph (B) above.

            (e) Transfer and Exchange of Definitive Registered Notes. When Definitive Registered Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Registered Notes or to exchange such Definitive Registered Notes for an equal principal amount of Definitive Registered Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Registered Notes are presented or surrendered for registration of transfer or exchange and are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing and upon receipt of such certificates and Opinions of Counsel as shall be necessary to evidence compliance with the restrictions on transfer contained in the Private Placement Legend and this Indenture.

            (f) Exchange offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the Restricted Book-Entry Interests tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Issuer and accepted for exchange in the Exchange Offer and (ii) Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Registered Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and direct the Book-Entry Depositary to make a corresponding reduction in its book-entry system of the corresponding Depositary Interests, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Registered Notes so accepted Definitive Registered Notes in the appropriate principal amount.

            (g)  Legends.

            (i) Each Restricted Global Note and, except as permitted by clause
      (ii) below, each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d), IF APPLICABLE) AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO RSL COMMUNICATIONS, LTD. OR ANY SUBSIDIARY THEREOF, (B)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING

      CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO RSL COMMUNICATIONS PLC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
      (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QIB WILL ALSO BE REQUIRED TO EFFECT ANY TRANSFER OF THIS NOTE THROUGH ONE OF MORGAN, STANLEY & CO. INCORPORATED, BEAR, STEARNS & CO. INC. OR DILLON, READ & CO. INC. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

            (ii) Notwithstanding the foregoing, any Definitive Registered Notes issued pursuant to Section 2.07(f) shall not bear the Private Placement Legend. In addition, in connection with the transfer or exchange of any Restricted Definitive Registered Notes, if the Registrar receives the following:

                  (A) if the Holder of such Restricted Definitive Registered
            Notes proposes to exchange such Notes for a Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item
            (1)(d) thereof;

                  (B) if the Holder of such Restricted Definitive Registered
            Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Definitive Registered Note that does not bear the Private Placement Legend, a certificate in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

                  (C) in each case set forth in these subparagraphs (A) and (B), an Opinion of counsel in form reasonably acceptable to the Issuer, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Book-Entry Interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States, then, upon compliance with the provisions of Section 2.07(e), the Trustee shall authenticate and issue Definitive Registered Notes that do not bear the Private Placement Legend and all restrictions on the transfer of such Definitive Registered Notes shall be rescinded.

            (h) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS NOTE IS HELD BY THE BOOK-ENTRY DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR BOOK-ENTRY DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF RSL COMMUNICATIONS PLC."

            (i) Unit Legend. Each Note issued prior to the Separation Date shall bear the following legend (the "Unit Legend") on the face thereof:

      "THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 12 1/4% SENIOR NOTES DUE 2006 OF RSL COMMUNICATIONS PLC (THE "NOTES") AND ONE WARRANT (EACH, A "WARRANT" AND COLLECTIVELY, THE "WARRANTS") INITIALLY

      ENTITLING THE HOLDER THEREOF TO PURCHASE 1.815 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.O1 PER SHARE, OF RSL COMMUNICATIONS, LTD. (THE "CLASS A SHARES"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) 180 DAYS AFTER OCTOBER 3,1997 (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES AND (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS."

            (k) Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any Book-Entry Interest is exchanged for an interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Book-Entry Depositary, at the direction of the Trustee, to reflect such reduction.

            (l) General Provisions Relating to All Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Registered Notes upon the Issuer's order or at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.07, 4.11, 4.13 and 9.04 hereof).

            (iii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

            (iv) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.03 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

            (vi) The Trustee shall authenticate Global Notes and Definitive Registered Notes in accordance with the provisions of Section 2.02 hereof.

            SECTION 2.08. Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Issuer or the Trustee or if the Issuer and the Trustee receive evidence to their satisfaction that any Note has been lost, destroyed or stolen, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if (i) in the case of a lost, destroyed or stolen Note, the Holder of such Note furnishes to the Issuer, the Trustee and, in the case of a Definitive Registered Note, the Registrar, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and (ii) an indemnity bond shall be posted by the Holder requesting replacement, sufficient in the judgment of each to protect the Issuer, the Guarantor, the Registrar (in the case of a Definitive Registered Note ), the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. Prior to the issuance of any such replacement Note, the Trustee shall notify the Issuer of any request therefor. The Issuer may charge such Holder for the Issuer's out-of-pocket expenses in replacing such Note and the Trustee may charge the Holder for the Trustee's expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes issued hereunder. The provisions of this
Section 2.08 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or stolen Notes.

            SECTION 2.09. Outstanding Notes. The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.01 and 8.02, on or after the date on which the conditions set forth in Section 8.01 or 8.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

            If the principal amount of any Note is considered to be paid under
Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

            If the Paying Agent holds, in its capacity as such, on the Stated Maturity of a Note, on any Redemption Date or on any Payment Date, money sufficient to pay all accrued interest and Liquidated Damages and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or an Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

            SECTION 2.11. Temporary Notes. Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of a Issuer Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

            SECTION 2.12. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or purchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation or purchase and shall destroy all cancelled Global Notes, and shall otherwise dispose of all cancelled Notes in accordance with its customary procedures (in each case subject to the record retention requirement of the Exchange Act) unless the Issuer directs the Trustee to return such Notes to the Issuer, and, if so destroyed or disposed of, shall deliver a certificate of disposition thereof to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid or purchased, or that have been delivered to the Trustee for cancellation; provided that the Issuer may re-issue Notes in accordance with Section 2.07.

            SECTION 2.13. Defaulted Interest. If the Issuer defaults on a payment of interest or Liquidated Damages on the Notes, it shall pay the defaulted interest or Liquidated Damages, plus (to the extent permitted by law) any interest payable on the defaulted interest or Liquidated Damages, in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Registered Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest, and (b) if any Global Notes are outstanding on such payment date, to the Holder of the Global Notes on such payment date. The Issuer shall fix such special record date and payment date in a manner reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Issuer shall mail to each Holder of Definitive Registered Notes, if any, and if the Global Notes are still outstanding, to the Holder thereof and the Depositary, a notice that states the special record date, the payment date and the amount of defaulted interest or Liquidated Damages and interest payable on such defaulted interest or Liquidated Damages, if any, to be paid.

            SECTION 2.14. CUSIP, CINS or ISIN Number. The Issuer in issuing the Notes may use a "CUSIP,' "CINS" or "ISIN" number, and if so, such CUSIP, CINS or ISIN number shall be included in notices of redemption, repurchase or exchange as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, CINS or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP, CINS or ISIN number.

            SECTION 2.15. Deposit of Moneys. Prior to 12:00 noon, New York City time, on each Interest Payment Date, at the Stated Maturity of the Notes, on each Redemption Date, on each Payment Date and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Paying Agent in immediately available funds money (in United States dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date, Payment Date or Business Day, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date, Payment Date or Business Day, as the case may be.

                                  ARTICLE THREE

                                   REDEMPTION

            SECTION 3.01. Right of Redemption. The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after October 3, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing November 15, of the years set forth below:

             Year                                 Redemption Price
             ----                                 ----------------

            2001 ...............................   106.1250%

            2002 ...............................   103.0625%

            2003 and thereafter ................   100.0000%

            In addition, at any time and from time to time prior to November 15, 1999, the Issuer may redeem Notes having a principal amount of up to $90 million with the Net Cash Proceeds that are (A) actually received by the Issuer (including such proceeds received by the Guarantor and contributed to the Issuer) from one or more Public Equity Offerings following which a Public Market occurs and (B) not used to repay Indebtedness of the Guarantor under the Shareholder Standby Facility, at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 112.2500%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (1) at least $210.0 million aggregate principal amount of Notes remains outstanding after each such redemption and (2) each such redemption occurs within 180 days of the related Public Equity Offering.

            Furthermore, the event that (i) the Guarantor or the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of changes affecting withholding tax laws (as provided for in Section 4.02), and (ii) the Guarantor and the Issuer cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, then the Issuer may redeem all, but not less than all, the Notes at any time at 100% of the principal amount thereof on the redemption date, together with accrued interest thereon, if any, to the redemption date.

            SECTION 3.02. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of (i) the clause of the Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed plus interest accrued thereon, if any, to the Redemption Date and (iv) the Redemption Price.

            The Issuer shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 5 days before mailing the notice to Holders referred to in Section 3.01.

            SECTION 3.03. Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

            SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) the name and address of the Paying Agent;

            (d) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

            (e) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

            (f) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

            (g) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

            (h) that, if any Note contains a CUSIP, CINS, ISIN or other identification number as provided in Section 2.14, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

            At the Issuer's request contained in a Issuer Order (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made to the Trustee at least 5 days before mailing the notice to Holders referred to in Section 3.01, the Trustee shall give such notice of redemption in the name and at the expense of the Issuer. If, however, the Issuer gives such notice to the Holders, the Issuer shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

            SECTION 3.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

            SECTION 3.06. Payment of Notes Called for Redemption. If notice of redemption has been given to Holders in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become irrevocably due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after any such Redemption Date (unless the Issuer shall default in the payment of Notes to be redeemed on such date at the Redemption Price, plus accrued interest and Liquidated Damages, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest and Liquidated Damages. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, plus accrued interest and Liquidated Damages, if any, to the Redemption Date, provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

            SECTION 3.07. Notes Redeemed in Part. Upon cancellation of any Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE FOUR

                                    COVENANTS

            SECTION 4.01. Payment of Notes. The Issuer shall pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes, this Indenture and the Registration Rights Agreement. An installment of principal, premium, interest or Liquidated Damages shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer, a Subsidiary of the Issuer, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Issuer, any Subsidiary of the Issuer or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, interest or Liquidated Damages shall be considered paid on the due date if the entity acting as Paying Agent complies with the penultimate sentence of
Section 2.05. Upon any bankruptcy or reorganization procedure relating to the Issuer, the Trustee shall serve as the Paying Agent for the Notes.

            SECTION 4.02. Additional Amounts. In the event of any change in the laws of England or Bermuda or of any political subdivision or taxing authority thereof or therein or any change in the interpretation or administration thereof, the effect of which is to require the withholding or deduction by the Issuer or the Guarantor pursuant to the Notes or the Note Guarantee, respectively, of any amount for taxes, the Issuer or the Guarantor will pay, to the extent it may then lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on the Notes, after deduction for withholding for or on account of any future tax, assessment or other governmental charge will not be less than the amount provided for in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply in respect of:

            (a) any tax, withholding, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and England or Bermuda or any political subdivision or taxing authority thereof including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note or a Note Guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

            (b) any estate, inheritance, gift, sale, transfer or personal property tax;

            (c) any tax, assessment or other governmental charge that is withheld by reason of the failure to timely comply by the holder or the beneficial owner of the Note or a Note Guarantee with a request in writing of the Issuer or the Guarantor (i) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing or domicile jurisdiction as a precondition to exemption from or reduction of all or part of such tax, assessment or other governmental charge; provided, however, that this clause (c) shall not apply to limit the Issuer's or Guarantor's obligation to pay Additional Amounts if the completing and filing of the information described in sublease (i) or the declaration or other claim described in subclause (ii) would be materially more onerous in form, in procedure or in substance of information disclosed, in comparison to the information reporting requirements imposed under U.S. tax law with respect to Forms 1001, W-8 and W-9; or

            (d) any combination of items (a), (b) and (c) above; nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note or Note Guarantee to any holder who is not the sole beneficial owner of such Note or Note Guarantee or is a fiduciary or partnership, but only to the extent that a beneficial owner, a beneficiary or a settlor with respect to a fiduciary or a member of the partnership would not have been entitled to the payment of the Additional Amount had the beneficial owner, beneficiary, settlor or member of such partnership received directly its beneficial or distributive share of the payment.

            At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or the Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantor will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

            SECTION 4.03 Limitation on Indebtedness. (a) The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantee and Indebtedness existing on the Closing Date); provided that the Guarantor and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the pro forma Consolidated Leverage Ratio would be greater than zero and less than 5 to 1; provided that no more than 50% of the Indebtedness Incurred under this clause may be incurred by Restricted Subsidiaries other than the Issuer.

            Notwithstanding the foregoing, the Guarantor and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $225 million and (B) Consolidated EBITDA for the preceding four quarters for which reports have been filed pursuant to Section 4.19, in each case less any amount of Indebtedness permanently repaid as provided under Section 4.11 below, provided that the aggregate amount of Indebtedness of Restricted Subsidiaries (other than the Issuer) outstanding at any one time under this clause (i) shall not exceed one-half of the greater of the amounts referred to in clause (A) and clause (B) above; (ii) Indebtedness
(A) to the Guarantor evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (including, without limitation, the Notes and the Note Guarantee), other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (viii), (ix) or (x)
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                                       49


of this paragraph (which clauses provide for the refinancing of Indebtedness Incurred thereunder), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the Note Guarantee shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or the Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or Note Guarantee, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or the Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded (assuming such Indebtedness had a final Stated Maturity three months later than its actual final stated maturity); and provided further that in no event may Indebtedness of the Guarantor or the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary (other than the Issuer) pursuant to this clause (iii);
(iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Guarantor or its Subsidiaries against fluctuations in foreign currency exchange notes or interest notes and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange notes or interest notes or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Issuer (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Issuer for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Guarantor or the Issuer, to the extent the net proceeds thereof are promptly
(A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance"; (vi) Guarantees of the Notes or Guarantees of Indebtedness of the Guarantor or the Issuer by any Restricted Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with
Section 4.07 below; (vii) secured Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of equipment, inventory or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership interests) in transnational fiber optic cable or other transmission facilities, in each case acquired by the Guarantor or a Restricted Subsidiary after the Closing Date; (viii) Indebtedness of the Guarantor or the Issuer not to exceed, at any one time outstanding, two times the Net Cash Proceeds (less the amount of such proceeds applied as provided in clause (ii) or (iii) of the second paragraph of Section 4.04 below or applied to repay Indebtedness of the Guarantor or the Issuer under the Shareholder Standby Facility) received by the Guarantor or the Issuer (or any other Restricted Subsidiary that Guarantees the Notes in accordance with Section 4.07 below; provided that the Issuer delivers to the Trustee an Opinion of Counsel to the effect (subject to customary caveats) that such Guarantee is enforceable and provided further that such Capital Stock is not subsequently repurchased by the Guarantor or any Restricted Subsidiary) after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock), to a Person that is not a Subsidiary of the Guarantor; provided that such Indebtedness matures after the Stated Maturity of the Notes and has an Average Life longer than the Notes; (ix) Indebtedness of the Guarantor, the Issuer and each other Restricted Subsidiary, not to exceed in aggregate at any one time outstanding, 60% of the accounts receivable (net of accounts more than 60 days past due, reserves and allowances for doubtful accounts, determined in accordance with GAAP) of the Guarantor and its Restricted Subsidiaries on a consolidated basis as set forth on the balance sheet of the Guarantor most recently filed with the Commission pursuant to
Section 4.19 below; provided that any such Indebtedness of any Restricted Subsidiary (other than the Issuer) is not Guaranteed by the Guarantor or the Issuer; and (x) Indebtedness of any Restricted Subsidiary, not to exceed at any one time outstanding, the amount of the commitment to lend to such Restricted Subsidiary by any Person not an Affiliate thereof on the Closing Date (and refinancings of such Indebtedness).

            (b) Notwithstanding any other provision of this Section 4.03, (1) the maximum amount of Indebtedness that the Guarantor or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in interest rates or the exchange notes of currencies and (2) the Guarantor and the Issuer may not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Guarantor or the Issuer, as the case may be, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is also expressly made subordinate to the Note Guarantee or the Securities, as the case may be, at least to the extent that such Indebtedness is subordinated to such other Indebtedness; provided that the limitation in this clause (ii) shall not apply to distinctions between categories of unsubordinated Indebtedness which exist by reason of (a) any Liens or other encumbrances arising or created in respect of some but not all unsubordinated Indebtedness, (b) intercreditor agreements between holders of different classes of unsubordinated Indebtedness or (c) different maturities or prepayment provisions.

            (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 below shall not be treated as Indebtedness and (3) (A) Indebtedness of the Guarantor Incurred pursuant to the Subordinated Shareholder Loan or its revolving credit facility, in effect on the Closing Date, with The Chase Manhattan Bank (in its capacity thereunder) on or prior to the Closing Date shall be treated as having been Incurred pursuant to the second paragraph of Section 4.03(a) (i) and (B) Indebtedness of any Restricted Subsidiary of the Guarantor Incurred on or prior to the Closing Date pursuant to any agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on the Closing Date shall be treated as Incurred pursuant to Section 4.03(a)(x). For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. The Guarantor will not, and will not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Guarantor or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Guarantor or the Issuer, any Person that has sold Capital Stock which allows the Issuer or the Guarantor or such Person to Incur Indebtedness under clause (viii) of the second paragraph of Section 4.03 above or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Guarantor (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Guarantor, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, prior to the scheduled maturity, of Indebtedness of the Guarantor or the Issuer that is subordinated in right of payment to the Notes or the Note Guarantee (other than the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition) or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to Investments, the Guarantor could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 above or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.19 below plus (2) the aggregate Net Cash Proceeds received by the Guarantor or the Issuer after the Closing Date from the issuance and sale permitted by the Indenture of Capital Stock of the Guarantor or the Issuer (other than Disqualified Stock), to a Person who is not a Subsidiary of the Guarantor or from the issuance to a Person who is not a Subsidiary of the Guarantor of any options, warrants or other rights to acquire Capital Stock of the Issuer or the Guarantor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Guarantor or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03 above;
(iii) the repurchase, redemption or other acquisition of Capital Stock of the Guarantor or the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Guarantor or the Issuer; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Guarantor or the Issuer which is subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Guarantor or the Issuer (other than Disqualified Stock);
(v) the declaration or payment of dividends on the Common Stock of the Guarantor or the Issuer following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Guarantor or the Issuer, as the case may be, in such Public Equity Offering; (vi) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Guarantor; (vii) any Investments described in clause (A), (B) or
(C) below, provided that the sum of such Investments does not exceed $25
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                                       53


million at any one time outstanding: (A) Investments that the Board of Directors of the Guarantor has determined in good faith will enable the Guarantor or any of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without making such Investment; (B) any Investments; and (C) Investments in entities the principal function of which is to perform research and development with respect to products and services that may be used or useful in the telecommunications business; provided that the Guarantor or one of its Restricted Subsidiaries will obtain rights to such products or services as a result of such Investment; (viii) acquisitions of a minority equity interest in entities engaged in the telecommunications business; provided that (A) the acquisition of a majority equity interest in such entities is not then permitted or practicable under applicable law without regulatory consent, (B) the Board of Directors of the Guarantor determines in good faith that there is a substantial probability that such approval will be obtained, (C) the Guarantor or one of its Restricted Subsidiaries has the right to acquire Capital Stock representing a majority of the voting power of the Voting Stock of such entity upon receipt of regulatory consent and does acquire such Voting Stock reasonably promptly upon receipt of such consent and (D) in the event that such consent has not been obtained within 18 months of funding such Investment, the Guarantor or one of its Restricted Subsidiaries has the right to sell such minority equity interest to the Person from whom it acquired such interest, for consideration consisting of the consideration originally paid by the Guarantor and its Restricted Subsidiaries for such minority equity interest; (ix) purchases or other acquisitions of Capital Stock of ITG in compliance with the terms of written agreements in effect on the Closing Date, as amended; (x) cash payments in lieu of the issuance of fractional shares upon the exercise of the Warrants; or (xi) repayment of Indebtedness Incurred under the Shareholder Standby Facility, as long as the commitment of Ronald S. Lauder thereunder remains in effect; provided that the Board of Directors determines that each such amendment is not adverse to the interests of any Holder; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Guarantor and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

            Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) and the amount of any payment pursuant to clause (xi) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Guarantor are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

            SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (other than the Issuer) to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary, (iii) make loans or advances to the Guarantor or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

            The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law, rule or regulation or, to the extent not material to the Guarantor, at the behest of regulatory authorities; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Guarantor or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Guarantor or any Restricted Subsidiary in any manner material to the Guarantor or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) with respect to Restricted Subsidiaries in which, on and subsequent to the Closing Date, the Guarantor and its Restricted Subsidiaries only make Investments that are evidenced by unsubordinated promissory notes that bear a reasonable rate of interest and are payable prior to the Stated Maturity of the Notes; provided that such encumbrances and restrictions expressly allow the payment of interest and principal on such promissory notes; or (vii) encumbrances or restrictions solely of the type referred to in clause (iii) or
(iv) of the first paragraph of this Section 4.05 that are contained in any stockholders' agreement, joint venture agreement or similar agreement among owners of Common Stock of a Restricted Subsidiary; provided that such restrictions consist solely of requirements that transactions between such Restricted Subsidiaries and affiliates thereof (including the Guarantor and its Restricted Subsidiaries) be on fair and reasonable terms no less favorable to such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such an affiliate. Nothing contained in this Section 4.05 shall prevent the Guarantor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 below or (2) restricting the sale or other disposition of property or assets of the Guarantor or any of its Restricted Subsidiaries that secure Indebtedness of the Guarantor or any of its Restricted Subsidiaries.

            SECTION 4.06. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Guarantor will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Guarantor or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to non-U.S. nationals of shares of Capital Stock of non-U.S. Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 above, if made on the date of such issuance or sale; (iv) issuances or sales of Common Stock, the Net Cash Proceeds of which are promptly applied pursuant to clause (A) or (B) of
Section 4.11 below; (v) issuances and sales of up to 6% of the Common Stock of each Restricted Subsidiary in connection with employee benefit plans or arrangements; and (vi) the issuance of 3,954 non-voting shares of common stock of ITG (and subsequent anti-dilution issuances with respect thereto) to Incom
(UK) Limited.

            SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Guarantor will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Guarantor or the Issuer which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Guarantor, the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Note Guarantee, as the case may be.

      Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Guarantor, of all of the Guarantor's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

            SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Guarantor or with any Affiliate of the Guarantor or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

      The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Guarantor or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm (or a subsidiary or affiliate thereof) in the United States stating that the transaction is fair to the Guarantor or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Guarantor and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Guarantor or the Issuer who are not employees of the Guarantor or the Issuer; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Guarantor and any other Person with which the Guarantor files a consolidated tax return or with which the Guarantor is part of a consolidated group for tax purposes; (v) any Restricted Payments not prohibited by Section 4.04 above; or (vi) the Shareholder Standby Facility, as in effect on the Closing Date. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clauses
(ii) through (v) of this paragraph, the aggregate amount of which exceeds $1 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

            SECTION 4.09. Limitation on Liens. The Guarantor will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Note Guarantee, prior to) the obligation or liability secured by such Lien.

            The foregoing limitation does not apply to:
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                                       57


            (i)   Liens existing on the Closing Date;

            (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

            (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Guarantor or such other Restricted Subsidiary;

            (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03 above; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

            (v)   Permitted Liens;

            (vi) (A) Liens securing obligations not in excess of $2 million and
      (B) Liens on assets having a fair market value not in excess of $2 million at the time of Incurrence of such Liens; or

            (vii) Liens on stock of ITG acquired from Charles Piluso or Richard Rebetti prior to the Closing Date or pursuant to written agreements, as in effect on the Closing Date.

            SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Guarantor or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Guarantor or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

      The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Guarantor and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Guarantor or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section
4.11 below.

            SECTION 4.11. Limitation on Asset Sales. The Guarantor will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration
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                                       58


received by the Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Guarantor or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Guarantor and its subsidiaries have been filed pursuant to Section 4.19 below), then the Guarantor or the Issuer shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Guarantor or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.07 above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Guarantor and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the twelve-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

      If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $10 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes on the relevant Payment Date equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

            SECTION 4.12. Limitation on the Shareholder Standby Facility. The Guarantor will not, and will not permit any Subsidiary to, (i) pay interest in cash on the Shareholder Standby Facility prior to December 15, 2001, (ii) amend the terms of the Shareholder Standby Facility in any manner that, in the good faith opinion of the Board of Directors, would be materially adverse to the interests of holders of the Notes, (iii) make any payment with respect to the Shareholder Standby Facility at any time when a Default exists under the Indenture or (iv) allow the commitment of Ronald S. Lauder under the Shareholder Standby Facility to expire prior to December 15,2006 unless amounts outstanding under such Facility were prepaid with the proceeds of an equity offering having net proceeds to the Guarantor of at least $35 million. In addition, the Guarantor agrees that it will not merge or enter into any similar transaction with
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                                       59


the Issuer unless lenders, if any, with respect to the Shareholder Standby Facility agree that the Shareholder Standby Facility will be subordinated to the Notes to the same extent that it is subordinated to the Note Guarantee.

            SECTION 4.13. Repurchase of Notes upon a Change of Control. The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

            SECTION 4.14. Existence. Subject to Article Five of this Indenture, the Guarantor and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with the respective organizational documents of the Issuer and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Guarantor and the Issuer.

            SECTION 4.15. Payment of Taxes and Other Claims. The Guarantor will pay or discharge and shall cause each Restricted Subsidiary to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon
(a) the Issuer or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Issuer or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Guarantor or any such Restricted Subsidiary, provided that the Guarantor shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or by the Guarantor and its Restricted Subsidiaries where the failure to effect such payment is not adverse in any material respect to the Holders.

            SECTION 4.16. Maintenance of Properties and Insurance. The Guarantor will cause all properties owned by the Guarantor and its Restricted Subsidiaries and used in the Guarantor's business or the business of any of its Restricted Subsidiaries to be maintained and kept in a condition sufficient to conduct their respective businesses; provided that nothing in this Section 4.16 shall prevent the Guarantor or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor or such Restricted Subsidiary.

            The Guarantor will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds considered reasonable by the Issuer in the conduct of its business.

            SECTION 4.17. Notice of Defaults. In the event that the Issuer becomes aware of any Default or Event of Default, the Issuer, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.
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                                       60


            SECTION 4.18. Compliance Certificates. (a) Both of the two principal accounting officers of the Guarantor and the Issuer shall certify, on or before a date not more than 90 days after the end of each fiscal year of the Guarantor, that a review has been conducted of the activities of the Guarantor or the Issuer, as the case may be, and its Restricted Subsidiaries and the Guarantor's or the Issuer's and its Restricted Subsidiaries' performance under the Indenture and that the Guarantor and the Issuer has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Guarantor and the Issuer shall also notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

            (b) The Issuer shall (to the extent not prohibited by applicable accounting rules) deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Issuer's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters,
(ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.18 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Issuer was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof, provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default.

            (c) Within 90 days of the end of each of the Issuer's fiscal years, the Issuer shall deliver to the Trustee a list of all Significant Subsidiaries at the Issuer's expense. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

            SECTION 4.19. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) June 1, 1997, in either case, whether or not the Issuer or the Guarantor is then required to file reports with the Commission, the Guarantor and the Issuer shall file with the Commission all such reports and other information as they would be required to file with the Commission by
Section 13(a) or 15(d) under the Exchange Act if they were subject thereto, it being understood that separate reports and other information for the Issuer are not required by this covenant unless they would be required by the Commission if the Guarantor and the Issuer were subject to Section 13(a) or 15(d) under the Exchange Act. The Issuer shall supply the Trustee and each Holder or shall supply to the Trust for forwarding to each such Holder at the Issuer's expense, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and June 1, 1997, the Guarantor and the Issuer shall, at their cost, deliver to each Holder of the Notes, or shall provide to the Trustee for forwarding to each Holder, quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the
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                                       61


request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Guarantor and the Issuer shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act. Notwithstanding any other provision contained in this Indenture, whenever this Indenture refers to balance sheet or income statement data filed with the Commission pursuant to this Section, during the period prior to which any such reports are required to be so filed, such reference shall be deemed to refer to the most recent data prepared by the Guarantor and approved by its Board of Directors.

            SECTION 4.20. Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereinafter in force, or that may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.21. Listing the Notes on An Exchange. The Issuer shall cause the Notes to be listed on such exchange as may be necessary to avoid the imposition of withholding of taxes upon the payment of interest hereunder, prior to the first date upon which interest is required to be paid hereunder.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

            SECTION 5.01. Consolidation, Merger and Sale of Assets. Neither the Guarantor nor the Issuer will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer or the Guarantor unless:

            (i) the Guarantor or the Issuer shall be the continuing Person, or the Person (if other than the Guarantor or the Issuer) formed by such consolidation or into which the Guarantor or the Issuer is merged or that acquired or leased such property and assets of the Guarantor or the Issuer shall be a corporation organized and validly existing under the laws of the jurisdiction of incorporation of the Guarantor or the Issuer immediately prior to such transaction, the United States of America, the British Virgin Islands, the Cayman Islands, the Netherlands, the Netherlands Antilles, Ireland or Jersey or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor or the Issuer, as the case may be, on all of the Notes and under the Indenture; provided that, with respect to
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                                       62


      any such transaction immediately subsequent to which the continuing Person is incorporated in a jurisdiction other than the United States or the jurisdiction in which such Person was incorporated immediately prior to such transaction, (A) the Issuer delivers to the Trustee an Opinion of Counsel stating that the obligations of the continuing Person under the Indenture are enforceable under the laws of the new jurisdiction of its incorporation to the same extent as the obligations of the Issuer or the Guarantor, as the case may be, under the Indenture immediately prior to such transaction; (3) the continuing Person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in Section 12.06 of this Indenture with respect to the Issuer or the Guarantor, as the case may be; (C) the continuing Person agrees in writing to pay Additional Amounts as provided under Section 4.02 of the Indenture with respect to the Issuer or the Guarantor, as the case may be, except that such Additional Amounts shall relate to any withholding tax whatsoever regardless of any change of law (subject to exceptions substantially similar to those contained in Section 4.02 of the Indenture); (D) the Board of Directors of the Guarantor determines in good faith that such transaction will have no material adverse effect on any Holder and a Board Resolution to that effect is delivered to the Trustee; and (E) the principal purpose of such transaction is to obtain tax benefits for the Guarantor, the Issuer, their direct and indirect stockholders or the Noteholders;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction on a pro forma basis, the Guarantor or the Issuer, as the case may be, or any Person becoming the successor obligor of the Notes or the Note Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Guarantor or the Issuer, as the case may be, immediately prior to such transaction;

            (iv) immediately after giving effect to such transaction on a pro forma basis, the Guarantor or the Issuer, as the case may be, or any Person becoming the successor obligor of the Notes or the Note Guarantee, as the case may be, would have a Consolidated Leverage Ratio no higher (or, if negative, no lower) than the Consolidated Leverage Ratio of the Guarantor or the Issuer, as the case may be, immediately prior to such transaction; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, the Guarantor or the Issuer) shall be issued or distributed to the stockholders of the Guarantor or the Issuer, as the case may be; and

            (v) the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;
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                                       63


      provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Guarantor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state or jurisdiction of incorporation of the Guarantor or the Issuer; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

            SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Issuer in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

            SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

            (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

            (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period;

            (c) defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Guarantor and the Issuer or the failure to make or consummate an Offer to Purchase in accordance with
      Section 4.11 or Section 4.13;

            (d) the Guarantor or the Issuer defaults in the performance of or breaches any other covenant or agreement of the Guarantor or the Issuer, as the case may be, in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Issuer by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes;
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                                       64


            (e) there occurs with respect to any issue or issues of Indebtedness of the Guarantor, the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Guarantor, the Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Guarantor, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
      (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Guarantor, the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Guarantor, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (h) the Guarantor, the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Guarantor, the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g)or (h) above that occurs with respect to the Guarantor or the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at
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                                       65


the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Guarantor, the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to the Guarantor or the Issuer, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, the Pledge Agreement or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

            SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, at any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Issuer and to the Trustee, may waive all past Defaults and Events of Default and rescind and annul a declaration of acceleration and its consequences (except a Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note as specified in clause (a) or (b) of
Section 6.01 (but not as a result of such acceleration) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected) if all existing Events of Default, other than the nonpayment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any
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                                       66


direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

            SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

            (i) the Holder gives the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

            For purposes of Section 6.05 and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.07. Rights of Holders to Receive Payment. Subject to Sections 6.04 and 9.02, notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor of the Notes for the whole amount of principal, premium, if any, on accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue
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                                       67


installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon any exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for all amounts due under Section 7.07;

            Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, if any, respectively; and

            Third: to the Issuer or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good
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                                       68


faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

            SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN
                                     TRUSTEE

            SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

            SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or
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                                       69


      presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document and may in good faith conclusively rely on such document as to the truth of the statements and the correctness of the opinions therein;

            (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate, advice of counsel, subsequently confirmed in writing, or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate, written advice of counsel or Opinion of Counsel;

            (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Pledge Agreement at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

            (e) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the Pledge Agreement; provided that the Trustee's conduct does not constitute negligence or bad faith;

            (f) whenever in the administration of this Indenture or the Pledge Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

            (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney at the expense of the Issuer; and
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                                       70


            (h) any request or direction of the Issuer mentioned herein or in the Pledge Agreement shall be sufficiently evidenced by a Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

            SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Pledge Agreement or the Notes, (ii) shall not be accountable for the Issuer's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement contained herein, in the Pledge Agreement or in the Notes other than its certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless (i) a Responsible Officer of the Trustee assigned to its Global Trust Services Department (or successor department or group) shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof at its Corporate Trust office from the Issuer or any Holder. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall have no responsibility for perfecting or maintaining the perfection of its security interest in the Pledged Securities provided for in the Pledge Agreement and shall not be required to file or refile any notice or document in any public office at any time or times.

            SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of such Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

            SECTION 7.06. Reports by Trustee to Holders. To the extent required by TIA Section 313(a), within 60 days after May 15 of each year commencing with 1997 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder the Trustee's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Holders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Notes are listed.

            The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

            SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such reasonable compensation as shall be agreed upon in writing for its services. The reasonable compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Issuer shall indemnify the Trustee and its officers, directors, employees and agents for, and hold them harmless against, any loss or liability or expense incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this Indenture and the Pledge Agreement and their duties under this Indenture, the Pledge Agreement and the Notes, including, without limitation, the costs and expenses of defending themselves against any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Pledge Agreement and the Notes.

            To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

            Notwithstanding anything herein to the contrary, the provisions of this Section 7.07 shall survive the termination or discharge of this Agreement or the earlier resignation or removal of the Trustee.

            Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

            SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

            The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuer.

            The Issuer may at any time remove the Trustee, by Issuer Order given at least 30 days prior to the date of the proposed removal; provided that at such date no Event of Default shall have occurred and be continuing.

            If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            The Trustee shall not be liable for any acts or omissions of any Successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Pledge Agreement. A successor Trustee shall mail notice of its succession to each Holder. The Company agrees to pay the Trustee all amounts due to the Trustee hereunder upon the appointment of any successor Trustee.

            Subject to Section 6.11, if the Trustee is no longer qualified or eligible under Section 7.10, any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            The Issuer shall give written notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

            SECTION 7.10. Eligibility. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall be subject to TIA Section 310(b), subject to the penultimate paragraph thereof.

            SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, and except for money held in trust under Article Eight of this Indenture and money held in trust pursuant to the Pledge Agreement.

            SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Issuer, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all U.S. withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

            SECTION 7.13. Investments. The Trustee shall not be liable for the selection of, or losses incurred in respect of, Permitted Investments.

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

            SECTION 8.01. Termination of Issuer's Obligations. Except as otherwise provided in this Section 8.01, each of the Issuer and the Guarantor may terminate its obligations under the Notes and this Indenture if:

            (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

            (b) (i) all such Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds solely for the benefit of the Holders of such Notes for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, (v) if at such time the Notes are listed on a national securities exchange, the Notes will not be delisted as a result of such deposit, defeasance and discharge, and (vi) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            With respect to the foregoing clause (a), the Issuer's obligations under Section 7.07 shall survive. With respect to the foregoing clause (b), the Issuer's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09,
2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have matured or have been redeemed. Thereafter, only the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture, and the Guarantor's obligations under the Guarantee and this Indenture, except for those surviving obligations specified above.

            Section 8.02. Defeasance and Discharge of Indenture. The Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (a) of this Section 8.02 if:

            (a) with reference to this Section 8.02, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee and has conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (i) money in an amount,
      (ii) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest or upon earlier redemption; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes and to give any related notice of redemption;

            (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

            (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, or event that after the giving of notice or lapse of time or both could become a Default or Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit;

            (d) the Issuer shall have delivered to the Trustee either (i) a ruling based on relevant law and practice at the time directed to the Trustee from the Inland Revenue or other relevant tax authority to the effect that the Holders will not recognize income, gain or loss for U.K. income tax or other tax purposes as a result of the Issuer's exercise, disregarding income tax on any amounts that would have been received but for such exercise, of its option under this Section 8.02 and will be subject to income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised or (ii) an Opinion of Counsel to the same effect as the ruling described in clause (i) above;

            (e) the Issuer shall have delivered to the Trustee (i) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize additional income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel to the same effect as the ruling described in clause (A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (ii) an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and
      (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be "connected" with the Issuer for purposes of the Insolvency Act 1986 after two years following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law and either (I) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors'
       rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (b) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Issuer or any of its Notes;

            (f) if at such time the Notes are listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of the Issuer's exercise of its opinion under this Section 8.02; and

            (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

            Notwithstanding the foregoing, prior to the end of the post deposit period referred to in clause (e)(ii)(B) of this Section 8.02, none of the Issuer's obligations under this Indenture shall be discharged. Subsequent to the end of such period with respect to this Section 8.02, the Issuer's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14,4.01, 4.02,
7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes mature or are redeemed. Thereafter, only the Issuer's obligations in Sections 7.07, 8.05 and
8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (e)(i) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under the first sentence of Section 4.01, then the Issuer's obligations under such sentence shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

            After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes, any Subsidiary Guarantee, if any, and this Indenture except for those surviving obligations in the immediately preceding paragraph

            SECTION 8.03. Defeasance of Certain Obligations. The Issuer may omit to comply with any term, provision or condition set forth in clauses (iii) and
(iv) of Section 5.01 and Sections 4.03 through 4.18 (except for any covenant otherwise required by the TIA), and clauses (c) and (d) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (e) of Section 6.01 with respect to Sections 4.03 through 4.18, except as aforesaid, and clause (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:
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                                       77


            (a) with reference to this Section 8.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or upon earlier redemption of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes and to give any related notice of redemption;

            (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

            (c) immediately after giving effect to such deposit or a pro forma basis, no Default or Event of Default, or event that after the giving of notice or lapse of time or both would become a Default or Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the day of such deposit;

            (d) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and
      (iii) after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed to be "connected" with the Issuer for purposes of the Insolvency Act 1986 after two years following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and either (A) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer (1) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (2) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights or holders of other Indebtedness of the Issuer or any of its Notes;

            (e) if at such time the Notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of the Issuer's exercise of its option under Section 8.03; and

            (f) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

            SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

            SECTION 8.05. Repayment to Issuer. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Issuer once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            SECTION 8.06. Reinstatement. if the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture, the Guarantee, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

            SECTION 8.07. Insiders. With respect to the determination of the Persons constituting beneficial owners of Notes and whether any such Person is "connected" with the Issuer for purposes of Sections 8.02(e)(ii)(B) and 8.03(d)(iii), the Trustee may rely on an Officers' Certificate.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Without Consent of Holders. The Issuer and the Guarantor, when authorized by Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes and the Pledge Agreement without notice to or the consent of any Holder:

            (a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

            (b) to comply with Article Five and to provide for amendments to the Pledge Agreement pursuant to Section 10.01 and to add Pledged Securities to the Pledge Account;

            (c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA or to comply with comments received from the Commission in connection with Commission's review of any registration statement in connection with the Exchange Offer or any registration statement in connection with any shelf registration of the Notes, provided that such amendments or supplements do not adversely affect the rights of the Holders under this Indenture;

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

            (e) to make any change that, in the opinion of the Board of Directors of the Issuer evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder; or

            (f) to add a Guarantor.

            SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Issuer and the Guarantor, when authorized by the Board of Directors (as evidenced by a Board Resolution) and a resolution of the board of directors of the Guarantors and the Trustee may amend this Indenture, the Notes and the Pledge Agreement with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding.

            Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

            (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

            (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

            (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

            (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

            (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

            (vii) reduce the percentage or aggregate principal amount at maturity of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

            (viii) release the Guarantor from its Note Guarantee.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing such amendment, supplement or waiver. The Issuer will mail supplemental indentures to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date any such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Definitive Registered Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders of Definitive Registered Notes at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Definitive Registered Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (viii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (viii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of such consenting Holder.

            SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

            SECTION 9.05. Trustee to Sign Amendments. Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. The Trustee shall execute any such amendment, supplement or waiver upon satisfaction of the conditions precedent thereto contained herein, unless such amendment, supplement or waiver adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
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                                       82


            SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN
                                    SECURITY

            SECTION 10.01. Security. (a) The Issuer shall (i) enter into the Pledge Agreement (in the form attached hereto as Exhibit G) and comply with the terms and provisions thereof and (ii) use a portion of the net proceeds of the placement of Notes on the Closing Date to purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders of the Notes in such amount as will be sufficient upon receipt of scheduled interest and principal payments of the Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities shall be pledged by the Issuer to the Trustee for the benefit of the Holders of the Notes and shall be held by the Trustee in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

            (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith The Issuer will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Issuer under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Pledge Securities, in favor of the Trustee, superior to and prior to the rights of all third Persons and subject to no other Liens other than as provided herein.

            (c) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

            (d) The Issuer shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

            (e) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, but shall have absolutely no duty to take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuer thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                 ARTICLE ELEVEN
                             GUARANTEE OF SECURITIES

            SECTION 11.01. Guarantee. Subject to the provisions of this Article Eleven, the Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee on behalf of, the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01 and
Section 8.02 (subject to Section 8.06). The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Eleven. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Article Eleven. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article Eleven.

            If the Trustee or the Holder of any Note is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Issuer or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

            Until such time as the Notes are fully and finally paid, including all interest, premium, principal and liquidated damages with respect thereto, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of its obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Issuer or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 11.01 are knowingly made in contemplation of such benefits.

            The Guarantee set forth in this Section 11.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

            SECTION 11.02. Obligations Unconditional. Subject to Section 11.05, nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Guarantor and the holders of the Notes, the obligation of the Guarantor, which is absolute and unconditional, upon failure by the Issuer, to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Guarantor, nor shall anything herein or therein prevent the holder of any Notes or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

            Without limiting the foregoing, nothing contained in this Article Eleven will restrict the right of the Trustee or the holders of the Notes to take any action to declare the Guarantee to be due and payable prior to the Stated Maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

            SECTION 11.03. Notice to Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee pursuant to the provisions of this Article Eleven.

            SECTION 11.04. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

            SECTION 11.05. Net Worth Limitation. Notwithstanding any other provision of this Indenture or the Notes, the Guarantee shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Guarantee. Such net worth shall include any claim or future claim of the Guarantor against the Issuer for reimbursement and any claim against any grantor of a Guarantee for contribution.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

            SECTION 12.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 12.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

            if to the Issuer:

                  RSL Communications PLC

                  Victoria House
                  London Square
                  Cross lanes
                  Guild Ford, Surrey GUl 1UJ
                  Attention:  President

            with a copy to:

                  RSL Communications, LTD.
                  767 Fifth Avenue
                  Suite 4300
                  New York, New York 10153
                  Attention:  President

            and to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York 10022
                  Attention: Robert L. Kohl

            if to the Trustee or the Book-Entry Depositary:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  New York, New York 10001-2697
                  Attention:  Global Trust Services Department

            The Issuer, the Trustee or the Book-Entry Depositary by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder of a Definitive Registered Note shall be mailed to him at his address as it appears on the Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

            Failure to mail a notice or communication to a Holder as provided herein or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given.

            where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            SECTION 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 12.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 12.06. Agent for Service: Submission to Jurisdiction: Waiver of Immunities. By the execution and delivery of this Indenture, each of the Issuer and the Guarantor (i) represents that it has designated and appointed RSL Communications N. America, Inc. ("RSLNA"), as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and that RSLNA has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, (iii) agrees that service of process upon RSLNA and written notice of said service to the Issuer and the Guarantor (mailed or delivered to its President at its principal office as specified in Section 12.02) shall be deemed in every respect effective service of process upon it in any such suit or proceeding and (iv) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Notes shall be outstanding. The Issuer and the Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of RSLNA in full force and effect so long as this Indenture shall be in full force and effect or any of the Notes shall be outstanding.

            To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

            SECTION 12.07. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date or Stated Maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity of such Note, provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date or Stated Maturity, as the case may be.

            SECTION 12.08. Governing law. This Indenture and the Notes shall be governed by the laws of the State of New York.

            SECTION 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any Subsidiary of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 12.10. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor contained in this Indenture, the Pledge Agreement or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person, as such, of the Issuer or the Guarantor or of any successor Person thereof, either directly or through the Issuer or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the Pledge Agreement and the issue of the Notes.

            SECTION 12.11. Successors. All agreements of the Issuer and the Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 12.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 12.13. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 12.14. Table of Contents. Headings. Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                           RSL COMMUNICATIONS PLC


                                           By: /s/ Itzhak Fisher
                                              ----------------------------------
                                               Name: Itzhak Fisher
                                               Title: President and CEO

                                           RSL COMMUNICATIONS, LTD.


                                           By:__________________________________
                                               Name:
                                               Title:

                                           THE CHASE MANHATTAN BANK,
                                               as Trustee


                                           By: /s/ James D. Heaney
                                              ----------------------------------
                                               Name: JAMES D. HEANEY
                                               Title: Vice President

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                           RSL COMMUNICATIONS, PLC


                                           By:__________________________________
                                               Name:
                                               Title:

                                           RSL COMMUNICATIONS, LTD.


                                           By: /s/ Itzhak Fisher
                                              ----------------------------------
                                               Name:
                                               Title:

                                           THE CHASE MANHATTAN BANK,
                                               as Trustee


                                           By: /s/ James D. Heaney
                                              ----------------------------------
                                               Name: JAMES D. HEANEY
                                               Title: Vice President

                                                                       EXHIBIT A

                               FORM OF GLOBAL NOTE

                                 [FACE OF NOTE]

[insert Private Placement Legend, if applicable]

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF THE NOTES AND ONE WARRANT (EACH, A "WARRANT" AND COLLECTIVELY, THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.815 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE, OF RSL COMMUNICATIONS, LTD. (THE "CLASS A SHARES"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) 180 DAYS AFTER OCTOBER 3, 1997, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES AND (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

THIS NOTE IS HELD BY THE BOOK-ENTRY DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR BOOK-ENTRY DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF RSL COMMUNICATIONS PLC.

                             RSL COMMUNICATIONS PLC

                          12 1/4% Senior Note Due 2006

                                                                 CUSIP 781076ABO

No.______________

      Closing Date:     October 3, 1996

      RSL COMMUNICATIONS PLC, a United Kingdom corporation, with registration number 3231791 (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to the bearer upon surrender hereof the principal sum of ______________________ United
States Dollars (U.S.$                 )on October 3, 2006.

      Interest Payment Dates:   May 15 and November 15, commencing May 15, 1997.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:                                   RSL COMMUNICATIONS PLC


                                       By:______________________________________
                                           Name:
                                           Title:

This is one of the 12 1/4% Senior Notes due 2006 described in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK,
                                       as Trustee


                                       By:______________________________________
                                           Authorized Officer

                             [REVERSE SIDE OF NOTE]

                             RSL COMMUNICATIONS PLC

                          12 1/4% Senior Note due 2006

1. Principal and Interest.

            RSL Communications Plc (the "Company") will pay the principal of this Note on October 3, 2006.

            The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest on the Notes shall accrue at the rate of 12 1/4% per annum (the "Interest Rate") and shall be payable in U.S. dollars in cash semi-annually in arrears on May 15 and November 15 (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be May 15, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from the date of original issuance hereof. Interest will be computed on the basis of a 36O day year comprised of twelve 3O-day months.

            The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest and Liquidated Damages, if any, at the rate of 14 1/4% per annum.

            Under certain circumstances described in the Indenture, the Company also shall pay Additional Amounts to the Holders of Notes equal to an amount that the Company may be required to withhold or deduct for or on account of Taxes imposed by a Taxing Authority within the United Kingdom, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes, from any payment made under or with respect to the Notes.

2. Method of Payment.

            The Company will pay interest and Liquidated Damages, if any, on the Notes to the Holder of this Note upon presentment hereof at the office of the Paying Agent of the Company maintained for that purpose in the Borough of Manhattan, the City of New York. Holders must surrender Notes to such Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, interest and Liquidated Damages, if any, by check payable in such money. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest and Liquidated Damages, if any, shall accrue for the intervening period.

3. Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4. Indenture: Limitations.

            The Company issued the Notes under an Indenture dated as of October 3, 1996 (the "Indenture"), between the Company, RSL Communications, Ltd., as guarantor, and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes are unsecured senior indebtedness of the Company. The Indenture limits the aggregate principal amount of the Notes to $300,000,000.

5. Optional Redemption.

            The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time on or after November 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the Redemption Date if redeemed during the 12-month period commencing on November 15 of the applicable years set forth below:

            Year                    Redemption Price
            ----                    ----------------

            2001                     106.1250%
            2002                     103.0625%
            2003 and thereafter      100.0000%

            In addition, in the event of one or more Public Equity Offerings prior to November 15, 1999, the Company may, at its option, use some or all of the Net Cash Proceeds thereof (including such process received by the Guarantor and contributed to the Company) thereof to redeem up to a maximum of $90,000,000 of the original aggregate principal amount of the Notes at a redemption price equal to 112.2500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of redemption (determined at the Redemption Date) subject to certain provisos set forth in Article Three of the Indenture; provided that (i) at least $210.0 million aggregate principal amount of Notes remains outstanding after each such redemption and (ii) each such redemption occurs within 180 days of the related Public Equity Offering. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice by the Company.

6. Selection of Notes for Partial Redemption: Effect of Redemption Notice.

            In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Upon the giving of any redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such Notes will then cease to be outstanding.

7. Redemption for Changes in Withholding Taxes.

            The Notes are subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Redemption Date, if (i) the Company or the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in laws (including any regulations promulgated thereunder or any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority), if such change is announced and becomes effective on or after the Closing Date and (ii) the Guarantor and the Company cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts.

8. Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holders of Notes to be redeemed at such Holder's registered address as it appears in the Register.

9. Repurchase upon Change of Control.

            Upon the occurrence of any Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

10. Registration Rights.

            The Holders of the Notes are entitled to the benefits of the Registration Rights Agreement, dated as of October 3, 1996, between the Company, the Manager and the other Placement Agents. Pursuant to the Registration Rights Agreement, the Company has agreed with the Placement Agents, for the benefit of the Holders, that the Company will use its reasonable best efforts, at its cost, to file and cause to become effective a registration statement (the "Exchange Offer Registration Statement") with respect to a registered offer to exchange the Notes for an issue of unsubordinated notes of the Company (the "Exchange Notes") with terms identical to the Notes (except that the Exchange Notes will not bear legends restricting transfer thereof). Upon the Exchange Offer Registration Statement being declared effective, the Company and the Guarantor shall offer the Exchange Notes in return for surrender of the Notes (the "Exchange Offer"). In the event that applicable interpretations of the staff of the Commission do not permit the Company and the Guarantor to effect the Exchange Offer or if any Holder notifies the Company and the Guarantor that it or any beneficial owner of the Notes is not permitted for any reason by applicable law or the interpretations thereof of the staff of the Commission to participate in the Exchange Offer, the Company and the Guarantor shall, at their cost, use their reasonable best efforts to cause to become effective a Shelf Registration Statement with respect to resales of the Notes (the "Shelf Registration Statement") and to keep such Shelf Registration Statement effective until the earlier to occur of (i) expiration of the time period referred to in Rule l44(k) under the Securities Act as in effect from time to time and (ii) such time as all Notes registered thereunder have been sold. In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to June 1, 1997, the annual interest date borne by the Notes shall be permanently increased to 12 3/4% per annum.

11. Denomination.

            This Global Note is in bearer form without coupons and is denominated in an amount equal to $1,000 of principal amount or an integral multiple thereof and is transferable by delivery. This Note is a Global Note.

12. Persons Deemed Owners.

            The bearer of this Note shall be treated as the owner of this Note for all purposes.

13. Unclaimed Money.

            If money for the payment of principal, premium, if any, interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14. Discharge Prior to Redemption or Maturity.

            If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, accrued interest and Liquidated Damages, if any, on the Notes to redemption or Stated Maturity, (a) the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, or (b) the Company will be discharged from certain covenants set forth in the Indenture.

15. Amendment: Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

16. Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company, the Guarantor and the Restricted Subsidiaries, among other things, to Incur additional Indebtedness; create Liens; pay dividends or make distributions in respect of their Capital Stock; make Investments or make certain other Restricted Payments; engage in Asset Sales; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or Affiliates; modify the Shareholder Standby Facility; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

17. Security.

      The Company has entered into the Pledge Agreement and applied a portion of the net proceeds of the Notes to purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders of the Notes in such amount as will be sufficient upon receipt of scheduled interest and principal payments on such securities in the written opinion, delivered to the Trustee, of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Company to the Trustee for the benefit of the Holders of the Notes and will be held by the Trustee in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

18. Successor Persons.

            Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

19. Defaults and Remedies.

            The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period; (c) defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Guarantor and the Company or the failure to make or consummate an Offer to Purchase in accordance with
Section 4.11 or Section 4.13 of the Indenture, (d) the Guarantor or the Company defaults in the performance of or breaches any other covenant or agreement of the Guarantor or the Company, as the case may be, in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Guarantor, the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Guarantor, the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Guarantor, the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Guarantor, the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Guarantor, the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Guarantor, the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Guarantor, the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors. If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Guarantor or the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Guarantor, the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Guarantor or the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

20. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

21. No Recourse Against Others.

            No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

22. Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

23. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

24. Guarantee.

            This Note is Guaranteed by RSL Communications PLC, as set forth in the Indenture.

            This Note shall be governed by the laws of the State of New York.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to RSL Communications PLC, 767 Fifth Avenue, Suite 4300, New York, New York 10153,
Attention: President.

                                   SCHEDULE A

                 SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                             EVIDENCED BY THIS NOTE

           The initial principal amount of indebtedness evidenced by this Note Shall be $__, __, __. The following decreases/increases in the principal amount evidenced by this Note have been made:

             Decrease in    Increase in    Total Principal
             Principal      Principal      Amount of this        Notation Made
Date of      Amount of      Amount of      Global Note           by or on
Decrease/    this Global    this Global    Following such        Behalf of
Increase     Note           Note           Decrease/increase     Trustee
--------     ----           ----           -----------------     -------

__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________
__________   ____________   ____________   __________________    _____________

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.13 of the Indenture, check the box: |_|

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or Section 4.12 of the Indenture, state the amount (in principal amount): $______________ ($1000 or integral multiple thereof).

Date:___________________


Your Signature:_________________________________________________________________


Signature Guarantee:______________________________

                                                                       EXHIBIT B

                       FORM OF DEFINITIVE REGISTERED NOTE

                                 [FACE OF NOTE]

[insert Private Placement Legend, if applicable]

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF THE NOTES AND ONE WARRANT (EACH, A "WARRANT" AND COLLECTIVELY, THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.815 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE, OF RSL COMMUNICATIONS, LTD. (THE "CLASS A SHARES"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) 180 DAYS AFTER OCTOBER 3, 1997, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTE OR (iii) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

                             RSL COMMUNICATIONS PLC

                          12 1/4% Senior Note Due 2006

                                                                 CUSIP 781076ABO
No. R-________________                                          $_______________

      HOLDERS SHOULD BE AWARE THAT, UNDER CURRENT U.K. LAW, UPON THE ISSUANCE TO A HOLDER OF CERTIFICATED NOTES, SUCH HOLDER WILL BECOME SUBJECT TO U.K. INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE DEFINITIVE REGISTERED NOTES. A U.S. HOLDER OF DEFINITIVE REGISTERED NOTES WILL BE ENTITLED TO RECEIVE ADDITIONAL AMOUNTS WITH RESPECT TO SUCH DEFINITIVE REGISTERED NOTES. ADDITIONAL AMOUNTS WILL NOT BE PAYABLE IF SUCH CERTIFICATED NOTES WERE ISSUED AT THE REQUEST OF A HOLDER (INCLUDING FOLLOWING AN EVENT OF DEFAULT) OR IF AT THE TIME OF THE PAYMENT IN QUESTION CERTIFICATED NOTES HAVE NOT BEEN ISSUED IN EXCHANGE FOR THE ENTIRE PRINCIPAL AMOUNT OF NOTES. HOWEVER, A U.S. HOLDER OF DEFINITIVE REGISTERED NOTES MAY BE ENTITLED TO RECEIVE A REFUND OF WITHHELD AMOUNTS FROM THE INLAND REVENUE IN CERTAIN CIRCUMSTANCES.

      Closing Date:     October 3, 1996

      RSL COMMUNICATIONS PLC, a United Kingdom corporation with registration number 3231791 (the "Issuer", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________ or its registered assigns, the principal sum of
__________________________________ United States dollars (U.S.$            )
on October 3, 2006.

      Interest Payment Dates: May 15 and November 15, commencing November 15,
      1997

      Regular Record Dates: May 1 and November 1

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                       RSL COMMUNICATIONS PLC


                                       By:______________________________________
                                            Name:
                                            Title:

This is one of the 12 1/4% Senior Notes due 2006 described in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK,
                                        as Trustee

                                       By:______________________________________
                                            Authorized Officer

                             [REVERSE SIDE OF NOTE]

                             RSL COMMUNICATIONS PLC

                          12 1/4% Senior Note due 2006

1.  Principal and Interest.

            RSL Communications PLC (the "Issuer") will pay the principal of this Note on October 3, 2006.

            The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest on the Notes shall accrue at the rate of 12 1/4% per annum (the "Interest Rate") and shall be payable in U.S. dollars in cash semiannually in arrears on May 15 and November 15 (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be May 15, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for from the date of original issuance hereof. Interest will be computed on the basis of a 360-day year comprised of twelve 3O-day months.

            The Issuer shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest and Liquidated Damages, if any, at the rate of 14 1/4% per annum.

            Under certain circumstances described in the Indenture, the Issuer also shall pay Additional Amounts to the Holders of Notes equal to an amount that the Issuer may be required to withhold or deduct for or on account of Taxes imposed by a Taxing Authority within the United Kingdom, or within any other jurisdiction in which the Issuer is organized or engaged in business for tax purposes, from any payment made under or with respect to the Notes.

2. Method of Payment.

            The Issuer will pay interest and Liquidated Damages, if any, on the Notes to the Persons who are registered Holders thereof at the close of business on the Regular Record Date next preceding the Interest Payment Date. Holders must surrender Notes to such Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal premium, if any, and interest and Liquidated Damages, if any, by check payable in such money. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest Shall accrue for the intervening period.

3. Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent and Registrar without notice in accordance with the Indenture. The Issuer, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4. Indenture: Limitations.

            The Issuer issued the Notes under an Indenture dated as of October 3, 1996 (the "Indenture"), between the Issuer, RSL Communications, Ltd., as guarantor, and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes are unsecured senior indebtedness of the Issuer. The Indenture limits the aggregate principal amount of the Notes to $200,000,000.

5. Optional Redemption.

            The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time on or after November 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the Redemption Date if redeemed during the 12-month period commencing on November 15 of the applicable years set forth below:

                  Year                        Redemption Price
                  ----                        ----------------
                  2001                          106.1250%
                  2002                          103.0625%
                  2003 and thereafter           100.0000%

            In addition, in the event of one or more Public Equity Offerings prior to November 15, 1999, the Issuer may, at its option, use some or all of the Net Cash Proceeds thereof (including such proceeds received by the Guarantor and contributed to the Issuer) to redeem up to a maximum of $90,000,000 of the original aggregate principal amount of the Notes at a redemption price equal to 112.2500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of redemption (determined at the Redemption Date) subject to certain provisos set forth in Article Three of the Indenture; provided that (i) at least $210.0 million aggregate principal amount of Notes remains outstanding after each such redemption and (ii) each such redemption occurs within 180 days of the related Public Equity Offering. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following the Public Equity Offering giving rise to the right optionally to redeem Notes.

6. Selection of Notes for Partial Redemption: Effect of Redemption Notice.

            In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Upon the giving of any redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Issuer defaults in providing the fluids for such redemption) and such Notes will then cease to be outstanding.

7. Redemption for Changes in Withholding Taxes.

            The Notes are subject to redemption as a whole, but not in part, at the option of the Issuer at any time at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Redemption Date, if (i) the Issuer or the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in laws (including any regulations promulgated thereunder or any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority), if such change is announced and becomes effective on or after the Closing Date and (ii) the Guarantor and the Issuer cannot reasonably arrange for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts.

8. Notice of Redemption.

            Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holders of Notes to be redeemed at such Holder's registered address as it appears in the Register.

9. Repurchase upon Change of Control.

            Upon the occurrence of any Change of Control, the Issuer will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. Notes in original denominations larger than $1,000 may be sold to the Issuer in part; provided that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Issuer, unless the Issuer defaults in the payment of the Change of Control Payment.

10. Registration Rights.

            The Holders of the Notes are entitled to the benefits of the Registration Rights Agreement, dated as of October 3, 1996, between the Issuer, the Manager and the other Placement Agents. Pursuant to the Registration Rights Agreement, the Issuer has agreed with the Placement Agents, for the benefit of the Holders, that the Issuer will use its reasonable best efforts, at its cost, to file and cause to become effective a registration statement (the "Exchange Offer Registration Statement") with respect to a registered offer to exchange the Notes for an issue of unsubordinated Notes of the Issuer and the Guarantor (the "Exchange Notes") with terms identical to the Notes (except that the Exchange Notes will not bear legends restricting transfer thereof). Upon the Exchange Offer Registration Statement being declared effective, the Issuer and the Guarantor shall offer the Exchange Notes in return for surrender of the Notes (the "Exchange Offer"). In the event that applicable interpretations of the staff of the Commission do not permit the Issuer and the Guarantor to effect the Exchange Offer or if any Holder notifies the Issuer and the Guarantor that it or any beneficial owner of the Notes is not permitted for any reason by applicable law or the interpretations thereof of the staff of the Commission to participate in the Exchange Offer, the Issuer and the Guarantor shall, at their cost, use their reasonable best efforts to cause to become effective a Shelf Registration Statement with respect to resales of the Notes (the "Shelf Registration Statement") and to keep such Shelf Registration Statement effective until the earlier to occur of (i) expiration of the time period refereed to in Rule l44(k) under the Securities Act as in effect from time to time and (ii) such time as all Notes registered thereunder have been sold. In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to June 1, 1997, the annual interest date borne by the Notes shall be permanently increased to 12 3/4 % per annum.

11. Denomination. Transfer and Exchange.

This Note is in certificated registered form and is denominated in an amount equal to $1,000 principal amount or an integral multiple thereof. The transfer of Definitive Registered Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to furnish an Opinion of Counsel and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

12. Persons Deemed Owners.

            The Holder of this Note shall be treated as the owner of this Note for all purposes.

13. Unclaimed Money.

            If money for the payment of principal, premium, if any, interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

14. Discharge Prior to Redemption or Maturity.

            If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, accrued interest and Liquidated Damages, if any, on the Notes to redemption or Stated Maturity, (a) the Issuer will be discharged from the Indenture and the Notes, except m certain circumstances for certain sections thereof, or (b) the Issuer will be discharged from certain covenants set forth in the Indenture.

15. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

16. Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Issuer, the Guarantor and the Restricted Subsidiaries, among other things, to Incur additional Indebtedness; create Liens; pay dividends or make distributions in respect of their Capital Stock; make Investments or make certain other Restricted Payments; engage in Asset Sales; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or Affiliates; modify the Shareholder Standby Facility; or, with respect to the Issuer, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Issuer must report to the Trustee on compliance with such limitations.

17. Security.

            The Issuer has entered into the Pledge Agreement and applied a portion of the net proceeds of the Notes to purchase the Pledged Securities to be pledged to the Trustee for the benefit of the Holders of the Notes in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the written opinion, delivered to the Trustee, of a nationally recognized firm of independent public accountants selected by the Issuer, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Issuer to the Trustee for the benefit of the Holders of the Notes and will be held by the Trustee in the Pledge Account pending disbursement pursuant to the Pledge Agreement.

18. Successor Persons.

            Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

19. Defaults and Remedies.

            The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period; (c) defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Guarantor and the Issuer or the failure to make or consummate an Offer to Purchase in accordance with Section
4.11 or Section 4.13 of the Indenture; (d) the Guarantor or the Issuer defaults in the performance of or breaches any other covenant or agreement of the Guarantor or the Issuer, as the case may be, in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Issuer by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Guarantor, the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Guarantor, the Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Guarantor, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Guarantor, the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Guarantor, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Guarantor, the Issuer or any Significant Subsidiary
(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Guarantor, the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors. If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Guarantor or the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Guarantor, the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Guarantor or the Issuer, the principal amount of premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the

Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

20. Trustee Dealings with Issuer.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

21. No Recourse Against Others.

            No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or the Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

                                      B-1l


22. Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

23. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

24. Guarantee.

            This Note is Guaranteed by RSL Communications PLC, as set forth in the Indenture.

            This Indenture shall be governed by the internal laws of the State of New York.

            The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to RSL Communications PLC, 767 Fifth Avenue, Suite 4300, New York, New York, 10153,
Attention: President.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Issuer pursuant to
Section 4.11 or Section 4.13 of the Indenture, check the box: |_|

            If you wish to have a portion of this Note purchased by the Issuer pursuant to or Section 4.13 of the Indenture, state the amount (in principal amount):$_____________________ ($1000 or integral multiple thereof).

Date: ____________


Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:____________________________________

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

RSL Communications Plc
767 Fifth Avenue
Suite 4300
New York, New York 10153
Attention:  President

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Corporate Trust Department

[CHECK ONE IF TRANSFEROR IS AN INSTITUTIONAL ACCREDITED INVESTOR (AND NOT A
QIB)]

The Transferor hereof hereby certifies that this Transfer is being made through the Placement Agent through which the Holder acquired the Notes or Book-Entry Interests so transferred. The Placement Agent through which this Transfer is being made, and that is receiving this certificate, is:

|_|   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

|_|   Bear, Stearns & Co. Inc.
      245 Park Avenue
      New York, New York 10167

|_|   Dillon, Read & Co. Inc.
      535 Madison Avenue
      New York, New York 10022

            Re:  12 1/4% Senior Notes due 2006 of RSL Communications Plc


            Reference is hereby made to the Indenture, dated as of October 3, 1996 (the "Indenture"), between RSL Communications Plc, as issuer (the "Issuer"), RSL Communications, Ltd, as guarantor, and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      _______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___ in such

Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY)

1. |_| Check if Transferee will take delivery of Book-Entry Interests in the 144A Global Note or Definitive Registered Notes pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Definitive Registered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Definitive Registered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Any such Transfer of a Book-Entry Interest in the Regulation S Global Note for Definitive Registered Notes shall only occur on or after November 12, 1996. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of Book-Entry Interests in the Regulation S Global Note or Definitive Registered Notes pursuant to Regulation
S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Any such Transfer of a Book-Entry Interest in the Regulation S Global Note for Definitive Registered Notes shall only occur on or after November 12, 1996. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of Book-Entry Interests in the IAI Global Note or Definitive Registered Notes pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes (including with respect to Book-Entry Interests in the Regulation S Global Notes other than pursuant to (b) or (c) below, on or after November 12, 1996) and Definitive Registered Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 or under the Securities Act;

                                       or

      (b) |_| such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

      (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

      (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note (including with respect to Regulation S Global Notes, on or after November 12,
1996) or Definitive Registered Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by
(x) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of Exhibit E to the Indenture, or (y) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Registered Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of Book-Entry Interests in the Unrestricted Global Note or in Definitive Registered Notes that do not bear the Private Placement Legend.

      (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Registered Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Registered Notes being the Private Placement Legend and in the Indenture.

      (b) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Registered Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Definitive Registered Notes bearing the Private Placement Legend and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                               _________________________________
                                               [Insert Name of Transferor]

                                               By:______________________________
                                                    Name:
                                                    Title:
Dated:_____________________________

                         FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a)  |_|   Book-Entry Interests in the

           (i)     |_| 144A Global Note (CUSIP ______), or
           (ii)    |_| Regulation S Global Note (CUSIP _______), or
           (iii)   |_| IAI Global Note (CUSIP _________); or

      (b)  |_|   Definitive Registered Note.

2.    that the Transferee will hold:

                                   [CHECK ONE]

      (a)  |_|   Book-Entry Interests in the:

           (i)     |_| 144A Global Note (CUSIP ______), or

           (ii)    |_| Regulation S Global Note (CUSIP ______), or

           (iii)   |_| IAI Global Note (CUSIP _________); or

           (iv)    |_| Unrestricted Global Note (CUSIP ________); or

      (b)  |_|   Restrictive Definitive Registered Notes;

      (c)  |_|   Definitive Registered Note that does not bear the Private
                 Placement Legend;

      in accordance with the teems of the Indenture.

                         FORM OF CERTIFICATE OF EXCHANGE


RSL Communications Plc
767 Fifth Avenue
Suite 4300
New York, New York 10153
Attention: President

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Corporate Trust Department

[CHECK ONE IF HOLDER IS AN INSTITUTIONAL ACCREDITED INVESTOR (AND NOT A QIB)]

The Placement Agent through which the Holder acquired the Notes or Book-Entry Interests, and that is receiving this certificate, is

|_|     Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York 10036

|_|     Bear, Stearns & Co. Inc.
        245 Park Avenue
        New York, New York 10167

|_|     Dillon, Read & Co., Inc.
        535 Madison Avenue
        New York, New York 10022

           Re: 12 1/4% Senior Notes due 2006 of RSL Communications Plc

                            (CUSIP 781076 [ILLEGIBLE]

            Reference is hereby made to the Indenture, dated as of October 3, 1996 (the "Indenture") between RSL Communications Plc as Issuer (the "Issuer"), RSL Communications, Ltd. as guarantor, and The Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      _______________, (the "Holder") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:

1. Exchange of Restricted Definitive Registered Notes or Restricted Book-Entry Interests for Definitive Registered Notes that do not bear the Private Placement Legend or Unrestricted Book-Entry Interests

      (a) |_| Check if Exchange is from Restricted Book-Entry Interest to Unrestricted Book-Entry Interest. In connection with the Exchange of the Holder's Restricted Book-Entry Interest for Unrestricted Book-Entry Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) |_| Check if Exchange is from Restricted Book-Entry Interest Definitive Registered Notes that do not bear the Private Placement Legend. In connection with the Exchange of the Holder's Restricted Book-Entry Interests for Definitive Registered Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Registered Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Registered Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) |_| Check if Exchange is from Restricted Definitive Registered Notes to Unrestricted Book-Entry Interests. In connection with the Holder's Exchange of Restricted Definitive Registered Notes for Unrestricted Book-Entry Interests,
(i) the Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) |_|Check if Exchange is from Restricted Definitive Registered Notes to Definitive Registered Notes that do not bear the Private Placement Legend. In connection with the Holder's Exchange of a Restricted Definitive Registered Note for Definitive Registered Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Registered Notes that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Registered Notes or Restricted Book-Entry Interests for Restricted Definitive Registered Notes or Restricted Book-Entry Interests

      (a) |_| Check if Exchange is from Restricted Book-Entry Interests to Restricted Definitive Registered Note. In connection with the Exchange of the Holder's Restricted Book-Entry Interest for Restricted Definitive Registered Notes with an equal principal amount, (i) the Restricted Definitive Registered Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes (including with respect to the Book-Entry Interests in the Regulation S Global Notes, on or after November 12,
1996) and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Notes and in the Indenture and the Securities Act.

      (b) |_| Check if Exchange is from Restricted Definitive Registered Notes to Restricted Book-Entry Interests. In connection with the Exchange of the Holder's Restricted Definitive Registered Note for Restricted Book-Entry Interests in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| IAI Global Note with an equal principal amount, (i) the Definitive Registered Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Book-Entry Interests and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Notes and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                               _________________________________
                                               [Insert Name of Holder]


                                               By:______________________________
                                                    Name:
                                                    Title:

Dated:____________________

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

RSL COMMUNICATIONS LTD.
RSL COMMUNICATIONS PLC
 767 Fifth Avenue, Suite 4300
 New York, New York 10153

MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INCORPORATED
DILLON, READ & CO. INC.
 c/o Morgan Stanley & Co. Incorporated
 1585 Broadway
 New York, New York 10036
 USA

Ladies and Gentlemen:

            In connection with our proposed purchase of Units (the "Units"), each Unit consisting of one 12 1/4% Senior Note due 2006 (collectively, the "Notes") of RSL Communications PLC (the "Issues" and one Warrant (collectively, the "Warrants") to purchase 1.815 Class A common shares (the "Class A Common Shares") of RSL Communications, LTD. ("RSL"), we confirm that:

            1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture (the "Indenture"), dated as of October 3, 1996, relating to the Notes and that any subsequent transfers of the Warrants or Warrant Shares is subject to certain restrictions and conditions set forth under "Transfer Restrictions" and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of U.S. persons, except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee under the Indenture (the "Trustee"), (i) a signed letter containing certain representations and agreements relating to the restrictions or transfer of the Notes (the form of which letter can be obtained from the Trustee) and (ii), if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with applicable state securities laws and securities laws of any other applicable jurisdictions; and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein. We understand that if we are an Institutional Accredited Investor and not a QIB we will need to effect any transfer of Securities (other than pursuant to an effective registration statement) through the Placement Agents (as defined in the Offering Memorandum).

      3. We understand that, on any proposed resale of the Notes or Book-Entry Interests, we will be required to furnish to RSL and the Issuer such certifications, legal opinions and other information as RSL or the Issuer, as the case may be, and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or Book-Entry Interests purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You, the Issuer, RSL and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     [Insert Name of Accredited Investor)


                                     By:________________________________________
                                          Name:
                                          Title:

Dated:___________________________

                                                                       EXHIBIT F

                      FORM OF SUPPLEMENTAL INDENTURE TO BE
                             DELIVERED BY GUARANTORS

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of _______________, between ______________________ (the "Subsidiary Guarantor"), a
subsidiary of RSL Communications Plc (or its successor), a United Kingdom corporation (the "Issuer"), RSL Communications, Lid., as guarantor (the "Guarantor"), and The Chase Manhattan Bank, as trustee under the indenture refereed to below (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Issuer and the Guarantor have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 3, 1996, providing for the issuance of an aggregate principal amount of $200,000,000 of 12 1/4% Senior Notes due 2006 (the "Notes");

            WHEREAS, Section 4.07 of the Indenture provides that, if the Subsidiary Guarantor guarantees any indebtedness of the Issuer which is pari passu with, or subordinate in right of payment to, the Notes, the Issuer is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a subsidiary guarantee on the terms and conditions set forth herein; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

            1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. This Supplemental Indenture is being executed and delivered pursuant to Section
4.07 of the Indenture.

            3. AGREEMENTS TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

          (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Issuer under the Indenture and the Notes, that:

                  (i) the principal of, premium, if any, and interest and
            Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

      Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

            4. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

            (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

            (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            (c) if an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

            (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

            (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgement against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to
      Section 5(b) of this Supplemental Indenture.

            (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            (h) The Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Guarantor as a result of any payment by such Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                  (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                 (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

            (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

            5. GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

            (a) Except as set forth in Articles Four and Five of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Issuer or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Issuer or any other Subsidiary Guarantor.

            (b) Except as set forth in Article Five of the Indenture, upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Issuer or a Subsidiary of the Issuer, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person, or the sale of all or substantially all of the assets of any Subsidiary Guarantor (in each case, other than to an Affiliate of the Issuer), such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale, the Net Cash Proceeds therefrom are treated in accordance with Section 4.11 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Issuer and the Subsidiary Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officer's Certificate of the Issuer or a Subsidiary Guarantor, as the case may be, to the effect that the Issuer or such Subsidiary Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Issuer or a Subsidiary Guarantor, at the cost of the Issuer or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

            6. RELEASES UPON RELEASE OF GUARANTEE OF GUARANTEED INDEBTEDNESS. Concurrently with the release or discharge of the Guarantor's guarantee of the Guaranteed Indebtedness (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Subsidiary Guarantor shall automatically be released from and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto or Section 4 of this Supplemental Indenture, as the case may be. Upon delivery by the issuer to the Trustee of an Officers' Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto.

            7. NEW YORK LAW TO GOVERN. This Supplemental Indenture shall be governed by the laws of the State of New York.

            8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: [GUARANTOR]

Dated:___________________               [GUARANTOR]


                                        By:_____________________________
                                            Name:
                                            Title

Dated:____________________              THE CHASE MANHATTAN BANK,
                                            as Trustee


                                        By:______________________________
                                             Name:
                                             Title:

                        ANNEX A TO SUPPLEMENTAL INDENTURE

                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE

            Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest and Liquidated Damages, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

            The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

                                       [GUARANTOR]


                                       By:_______________________________
                                           Name:
                                           Title:

                                    EXHIBIT G

                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

            This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made and entered into as of October 3, 1996 by RSL COMMUNICATIONS PLC, a United Kingdom corporation (the "Pledgor"), having its principal office at 767 Fifth Avenue, Suite 4300, New York, New York, 10153, in favor of THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York, having an office at 450 West 33rd Street, New York, New York 10001, Attention: Global Trust Services Department, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.

                               W I T N E S S E T H

            WHEREAS, the Pledgor, RSL Communications, Ltd., a Bermuda corporation, as guarantor, and The Chase Manhattan Bank, as Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $300,000,000 in aggregate principal amount of 12 1/4% Senior Notes due 2006 (the "Notes"); capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

            WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to (i) purchase Government Securities (the "Pledged Securities") in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof, in the opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment of the first six scheduled interest payments due on the Notes and (ii) place the Pledged Securities in an account held by the Trustee for the benefit of Holders of the Notes; and

            WHEREAS, upon the purchase of the Pledged Securities, the Pledgor will be the beneficial owner of the Pledged Securities; and

            WHEREAS, to secure the obligation of the Pledgor under the Indenture and the Notes to pay in full the first six scheduled interest payments on the Notes and to secure repayment of the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (the "Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Pledged Securities, all book-entry interests therein and the Pledge Account and any and all proceeds of the foregoing (as defined herein) and (ii) execute and deliver this Pledge Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

            SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a first priority security interest in and to (a) all of Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (b) all book-entry interests in the Pledged Securities and any certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account, and (c) except as otherwise provided herein, all products and proceeds of any of the Pledged Securities and the Pledge Account, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities or the Pledge Account (collectively, the "Collateral").

            SECTION 2. Security for Obligation. This Pledge Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

            SECTION 3. Delivery of Collateral; Pledge Account; Interest. (a)
All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form reasonably satisfactory to the Trustee, and all book-entry interests in the Pledged Securities shall be transferred to the Pledge Account through the individual account of the Trustee at the Federal Reserve Bank of New York. The Trustee in its individual capacity shall confirm in writing (such confirmation to be in the form of Exhibit A hereto) to me Pledgor and to the Trustee in its capacity as Trustee hereunder that it is holding the book-entry Pledged Securities for the benefit of the Trustee in its capacity as Trustee hereunder and the ratable benefit of the Holders of Notes and the Trustee shall duly record in its books and records that the Pledgor has pledged and granted a security interest in such book-entry interests in the Pledged Securities and in the Pledge Account to the Trustee on behalf of itself and the holders of the Notes.

            (b) Concurrently with the execution and delivery hereof and prior to the delivery of any certificates or instruments representing or evidencing the Collateral or transfer of book-entry interests in the Pledged Securities as provided in subsection (a) of this Section 3, the Trustee shall establish an account segregated from all other custodial or collateral accounts for the deposit of the Pledged Securities (the "Pledge Account") at its office at 450 West 33rd Street, New York, New York 10001. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the

      Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee and all book-entry interests in the Pledged Securities shall be transferred to and held in the Pledge Account for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes.

            (c) All interest earned on any Collateral shall be retained in the Pledge Account for the benefit of the Pledgor, pending disbursement pursuant to the terms hereof.

            SECTION 4. Disbursements. (a) Up to three (3) Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to an Issuer Order, direct the Trustee, in writing, to release from the Pledge Account proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Securities in the Pledge Account. Nothing in this Section 4 shall affect the Trustee's rights to apply any Collateral in satisfaction of the Obligations at any time upon acceleration of the Notes.

            (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Pledged Securities or such Pledgor Funds or both, direct the Trustee to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Pledge Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of an Issuer Order by the Trustee and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Trustee will pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledge Account. Concurrently with any release of funds to the Pledgor pursuant to this
      Section 4(b), the Pledgor will deliver to the Trustee an Officers' Certificate stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Memorandum of Association or Articles of Association of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries.

            (c) If at any time the principal of and interest on the Pledged Securities held in the Pledge Account exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event one or more interest payments have been made thereon, an amount sufficient to provide for the payment in full of any and all interest payments on the Notes then remaining, up to and including the sixth scheduled interest payment), the Pledgor may direct the Trustee, in writing, to release any such overfunded amount to the Pledgor or to such other party as the Pledgor may direct. Upon receipt of an Issuer Order and any other documentation reasonably satisfactory to the Trustee to substantiate such excess (including such written opinion of a nationally recognized accounting firm), the Trustee shall pay over to the Pledgor or the Person designated by the Pledgor, as the case may be, any such overfunded amount.

            (d) Upon payment in full of the first six scheduled interest payments on the Notes in a timely mannner and provided that no principal amount of the Notes has become or is due and payable at such time, the security interest in the Collateral evidenced by this Pledge Agreement will automatically and indefeasibly terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically and indefeasibly terminate and be of no further force and effect.

            (e) The Pledgor covenants to give the Trustee at least three (3) Business Days' notice (by Issuer Order) as to whether payment of interest will be made pursuant to Section 4(a) or 4(b) and as to the respective amounts of interest that will be paid pursuant to Section 4(a) or 4(b). The Pledgor also covenants to give the Trustee written notice as to which Pledged Securities, if any, shall be liquidated in order to make such interest payment. If no such notice is given, the Trustee will act pursuant to Section 4(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

            (f) The Trustee shall not be required to liquidate any Pledged Security in order to make any scheduled payment of interest or any release hereunder unless instructed to do so by Issuer Order.

            SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that:

            (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Memorandum of Association or Articles of Association of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for (i) the performance by the Pledgor of its obligations under this Pledge Agreement or (ii) the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement.

            (b) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledged Securities is on file in any public office other than the financing statements, if any, filed pursuant to this Pledge Agreement and forms 395 or 397 filed with the Registrar of Companies in the United Kingdom.

            (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as
      (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and
      (iv) the waiver of rights and defenses contained in Section 12(b), Section
      15.11 and Section 15.16 hereof may be limited by applicable law.

            (d) Upon the delivery to the Trustee of the certificates or instruments, if any, representing or evidencing the Pledged Securities, the filing of financing statements, if any, required by the Uniform Commercial Code (the "UCC") in the appropriate offices in the State of New York and the filing of form 395 or 397 with the Registrar of Companies in the United Kingdom, and upon the transfer by the Trustee in its individual capacity and the due recording in the books and records of the Trustee in its capacity as trustee hereunder of interests in the Pledged Securities to and in the name of the Trustee for its benefit and the ratable benefit of the Holders of the Notes and the due recording by the Trustee in its books and records that the Pledgor has pledged and granted a security interest in such interests in the Pledged Securities to the Trustee on behalf of itself and the holders of the Notes and receipt by the Trustee and the Pledgor of written confirmation thereof in the form of Exhibit A hereto, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor.

            (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially and adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

            (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

            (g) No Event of Default exists.

            SECTION 6. Further Assurances. The Pledgor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements in the United States or any form with the Registrar of Companies in the United Kingdom with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Trustee shall provide the Pledgor, at the Pledgor's expense, with a copy of any such filing. The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements or forms with the Registrar of Companies in the United Kingdom, and to protect the Collateral against the rights, claims or interests of third persons. The Trustee shall have no duty to perform or monitor the foregoing, except to the extent that the failure to do so would constitute bad faith or negligent or willful misconduct by the Trustee. Upon the written request of the Pledgor and at the Pledgor's request, the Trustee agrees to take all actions that are necessary or reasonably desirable to release the security interest of the Trustee in the Collateral, or any portion thereof, pursuant to the terms hereof.

            SECTION 7. Covenants. Tile Pledgor covenants and agrees with the Trustee and the Holders of the Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (x) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

            (a) that it will not (i) sell or otherwise dispose of, or transfer, or grant any option or warrant with respect to, any of the Collateral or
      (ii) create or permit to exist any

      Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral; or

            (b) that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

            SECTION 8. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default; (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof: (d) making of any payments or taking any acts under Section 9 hereof and (e) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements or forms to be filed with the Registrar of Companies in the United Kingdom (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

            SECTION 9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause the performance of, such agreement, and the reasonable fees and expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under
Section 13 hereof.

            SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of the Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property in similar situations, it being understood that, except as expressly set forth herein, the Trustee shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral.

            SECTION 11. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and expenses and damages arising from the Trustee's performance under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

            SECTION 12. Remedies Upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

            (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral is likely, in the reasonable judgment of the Trustee, to decline speedily in value, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in
      Section 15.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

            (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

            SECTION 13. Expenses. The Pledgor will upon written demand or invoice pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur m connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof. The lien in favor of the Trustee created by Section 7.07 of the Indenture shall in addition to securing the Pledgor's payment obligations under such Section 7.07 secure the Pledgor's payment obligations under Section 11 and 13 hereof.

            SECTION 14. Security Interest Absolute. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

            (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

            SECTION 15. Miscellaneous Provisions.

            Section 15.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth or provided for in Section 12.02 of the Indenture.

            Section 15.2. No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Pledge Agreement.

            Section 15.3. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

            Section 15.4. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 15.5. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

            Section 15.6. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

            Section 15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement by the parties hereto and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights

                                      G-1l


and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            Section 15.8. Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            Section 15.9. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in cash of (i) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (ii) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

            (b) Subject to the provisions of Section 15.10 hereof, this Pledge Agreement shall terminate upon the earlier of payment in full in cash of
      (i) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (ii) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the reasonable expense of the Pledgor.

            Section 15.10. Survival Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 11 and 13 hereof shall survive the termination of this Agreement.

            Section 15.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

            Section 15.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by it hereunder, except for its own bad faith, gross negligence or wilful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

            (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

            Section 15.13. Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Pledge Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

            Section 15.14. Final Expression. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

            Section 15.15. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

            Section 15.16. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS

PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) THE PLEDGOR HAS APPOINTED RSL COMMUNICATIONS N. AMERICA, INC., 767 FIFTH AVENUE, SUITE 4300, NEW YORK, NEW YORK 10153 AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

            (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THE PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

            (d) THE PLEDGOR AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

            (e) THE PLEDGOR AGREES THAT NEITHER THE TRUSTEE NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THE PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS SUCH LOSSES WERE THE RESULT OF ACTS OR

OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS (1) ADMITTED BY THE TRUSTEE IN WRITING, (2) AGREED UPON BY THE PARTIES HERETO IN WRITING OR (3) SET FORTH IN A JUDGMENT OF A COURT WHICH IS NOT SUBJECT TO APPEAL OR WITH RESPECT TO WHICH THE TIME FOR FILING AN APPEAL HAS EXPIRED.

            (f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, THE PLEDGOR WAIVES All RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF ALL EVENTS OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                    Pledgor:

                                    RSL COMMUNICATIONS PLC


                                    By:_________________________________________
                                       Name:
                                       Title:

                                    Trustee:

                                    THE CHASE MANHATTAN BANK,
                                       as Trustee


                                    By:_________________________________________
                                       Name:
                                       Title:

                                               EXHIBIT A TO THE
                                               COLLATERAL PLEDGE
                                               AND SECURITY AGREEMENT

RSL Communications PLC
767 Fifth Avenue
Suite 4300
New York, New York 10153
Attention: President

The Chase Manhattan Bank,
 as Trustee
450 West 33rd Street
New York, New York 10001-2697
Attention: Global Trust Services Department

Ladies and Gentlemen:

            Reference is made to the Indenture dated as of October 3, 1996 between RSL Communications PLC, as issuer (the "Issuer"), RSL Communications, Ltd., as guarantor, and The Chase Manhattan Bank, as trustee thereunder (the "Trustee") relating to the 12 1/4% Senior Notes due 2006 of the Issuer (the "Notes") and the Collateral Pledge and Security Agreement dated as of October 3, 1996 (the "Pledge Agreement") between the Issuer and the Trustee, for the benefit of the Trustee and the ratable benefit of the holders of the Notes.

            We hereby confirm that we are holding the Pledged Securities (as defined in the Pledge Agreement) in account no. C24179A (the "Account") at our office at 450 West 33rd Street, New York, New York, 10001-2697, for the benefit of the Trustee and the ratable benefit of the holders of the Notes as provided in the Pledge Agreement and that we have indicated the same in our books and records relating to the Pledged Securities and the Account.

                                    Very truly yours,

                                    THE CHASE MANHATTAN BANK,
                                      in its individual capacity


                                    By _________________________________________
                                       Name:
                                       Title: